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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Sanmina-SCI Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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 SANMINA-SCI CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on February 8, 2010

        The Annual Meeting of Stockholders of Sanmina-SCI Corporation will be held on February 8, 2010, at 11:00 a.m., Pacific Standard Time, at Sanmina-SCI Corporation's corporate offices, located at 30 E. Plumeria Drive, San Jose, California 95134, for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

  1.
  To elect ten directors of Sanmina-SCI Corporation.

  2.
  To ratify the appointment of KPMG LLP as Sanmina-SCI Corporation's independent registered public accountants for the fiscal year ending October 2, 2010.

  3.
  To approve the reservation of 2,700,000 shares of common stock for issuance under the 2009 Incentive Plan of Sanmina-SCI Corporation.

  4.
  To transact such other business as may properly come before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

        Pursuant to the Internet proxy rules promulgated by the Securities and Exchange Commission, Sanmina-SCI Corporation has elected to provide access to its proxy materials over the Internet. Accordingly, stockholders of record at the close of business on December 11, 2009 will receive a Notice of Internet Availability of Proxy Materials and may vote at the Annual Meeting and any adjournment or postponement of the meeting. Sanmina-SCI Corporation expects to mail the Notice of Internet Availability of Proxy Materials on or about December 18, 2009.

        All stockholders are cordially invited to attend the Annual Meeting in person. You should bring a brokerage statement or other evidence of your Sanmina-SCI shareholdings for entrance to the Annual Meeting. Even if you plan to attend the Annual Meeting, please vote, as instructed in the Notice of Internet Availability of Proxy Materials, via the Internet or the telephone as promptly as possible to ensure that your vote is recorded. Alternatively, you may follow the procedures outlined in the Notice of Internet Availability of Proxy Materials to request a paper proxy card to submit your vote by mail. Any stockholder attending the Annual Meeting may vote in person even if he or she previously voted by another method.

FOR THE BOARD OF DIRECTORS

Michael Tyler, Executive Vice President, General Counsel and Corporate Secretary

SANMINA-SCI CORPORATION
30 E. Plumeria Drive
San Jose, California 95134

PROXY STATEMENT
FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS

Q1:
Why am I receiving these proxy materials?

A:
The Board of Directors of Sanmina-SCI Corporation ("Sanmina-SCI," "we," "us" or "our") is providing these proxy materials to you in connection with the solicitation of proxies for use at the 2010 Annual Meeting of Stockholders to be held on Monday, February 8, 2010 at 11:00 a.m., Pacific Standard Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters described in this document.

Q2:
What is the Notice of Internet Availability of Proxy Materials?

A:
In accordance with rules and regulations adopted by the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at the Annual Meeting, we are furnishing the proxy materials to our stockholders over the Internet. If you received a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice of Internet Availability.

    We expect to mail the Notice of Internet Availability on or about December 18, 2009, to all stockholders entitled to vote at the Annual Meeting. On the date of mailing of the Notice of Internet Availability, all stockholders and beneficial owners will have the ability to access all of our proxy materials on a website referred to in the Notice of Internet Availability. These proxy materials will be available free of charge.

Q3:
Where is the Annual Meeting?

A:
The Annual Meeting will be held at our corporate offices, located at 30 E. Plumeria Drive, San Jose, California 95134. The telephone number at the meeting location is (408) 964-3500.

Q4:
Can I attend the Annual Meeting?

A:
You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of December 11, 2009. You should bring a brokerage statement or other evidence of your Sanmina-SCI shareholdings for entrance to the Annual Meeting. The meeting will begin promptly at 11:00 a.m., Pacific Standard Time.

Stock Ownership

Q5:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Stockholders of Record. If your shares are registered directly in your name with Sanmina-SCI's transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the stockholder of record, and the Notice of Internet Availability has been sent directly to you.

    Beneficial Owners.    Many stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the "beneficial owner" of shares held in "street name." The Notice of Internet Availability should be forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, trustee or other nominee on how to vote your shares. For directions on how to vote shares beneficially held in street name, please refer to the voting instruction card provided by your broker, trustee or nominee. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Quorum and Voting

Q6:
Who is entitled to vote at the Annual Meeting?

A:
Holders of record of our common stock at the close of business on December 11, 2009 are entitled to receive notice of and to vote their shares at the Annual Meeting. Such stockholders are entitled to cast one vote for each share of common stock held as of December 11, 2009.

    As of the close of business on December 11, 2009, there were 78,599,955 shares of common stock outstanding and entitled to vote at the Annual Meeting held by approximately 1,879 stockholders of record.

Q7:
How many shares must be present or represented to conduct business at the Annual Meeting?

A:
The presence of the holders of a majority of the shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Such stockholders are counted as present at the meeting if they are present in person at the Annual Meeting or have properly submitted a proxy.

    Under the General Corporation Law of the State of Delaware, abstentions and broker "non-votes" are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

Q8:
What is a broker "non-vote" and how are they counted at the Annual Meeting?

A:
A broker "non-vote" occurs if you are a beneficial owner of shares held in street name, you do not provide the organization that holds your shares with specific voting instructions, and that organization does not vote your shares. At the Annual Meeting, broker non-votes will be counted toward the presence of a quorum for the transaction of business at the meeting, but will not be counted as votes cast on any matter being voted upon at the Annual Meeting. As a result, broker non-votes will have no effect on the outcome of any proposal being voted upon at the Annual Meeting.

Q9:
Can I vote my shares in person at the Annual Meeting?

A:
Yes. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote your shares at the Annual Meeting by following the procedures described below.

    Stockholders of Record.    Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting even if previously voted by another method.

    Beneficial Owners.    Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares.

    Even if you plan to attend the Annual Meeting, we recommend that you submit your vote as described in the Notice of Internet Availability and below, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q10:
Can I vote my shares without attending the Annual Meeting?

A:
Yes. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting, as summarized below.

    Internet.    Stockholders of record with Internet access may submit proxies by following the "Vote by Internet" instructions on the Notice of Internet Availability until 8:59 p.m., Pacific Standard Time, on February 7, 2010 or by following the instructions at www.proxyvote.com. Most of our stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, trustees or nominees. A large number of banks and brokerage firms are participating in the Broadridge Financial Solutions, Inc. ("Broadridge") online program. This program provides eligible stockholders the opportunity to vote over the Internet or by telephone. Voting forms will provide instructions for stockholders whose bank or brokerage firm is participating in the Broadridge program.

    Telephone.    Depending on how your shares are held, you may be able to vote by telephone. If this option is available to you, you will have received information with the Notice of Internet Availability explaining this procedure.

    Mail.    If you are a record holder (i.e. you own your shares directly and not through a broker), you may request a proxy card from Sanmina-SCI on which you can indicate your vote by completing, signing and dating the card where indicated and by returning it in the prepaid envelope that will be included with the proxy card. If you hold your shares in street name, the voting instructions provided by your broker, trustee or nominee will indicate how you may vote by mail.

Q11:
How will my shares be voted if I submit a proxy via the Internet, by telephone or by mail and do not make specific choices?

A:
If you submit a proxy via the Internet, by telephone or by mail and do not make voting selections, the shares represented by that proxy will be voted "FOR" Proposals One, Two and Three.

Q12:
What happens if additional matters are presented at the Annual Meeting?

A:
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place or adjournment for the purpose of soliciting additional proxies, the proxy holders will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q13:
Can I change or revoke my vote?

A:
Yes, by following the instructions below:

    Stockholders of Record.    If you are a stockholder of record, you may change your vote by:

•
Delivering to Sanmina-SCI's Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or

•
by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

    Any written notice of revocation or subsequent proxy card must be received by Sanmina-SCI's Corporate Secretary prior to the taking of the vote at the Annual Meeting.

    A stockholder of record who has voted via the Internet or by telephone may also change his or her vote by making a timely and valid Internet or telephone vote no later than 8:59 p.m., Pacific Time, on February 7, 2010.

    Beneficial Owners.    If you are a beneficial owner of shares held in street name, you may change your vote by submitting new voting instructions to your broker, trustee or other nominee, or if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

Q14:
What proposals will be voted on at the Annual Meeting?

A:
At the Annual Meeting, stockholders will be asked to vote on:

    Proposal One.    The election of ten directors to hold office until the 2011 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

    Proposal Two.    The ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending October 2, 2010; and

    Proposal Three.    The approval of the reservation of 2,700,000 shares of common stock for issuance under the 2009 Incentive Plan of Sanmina-SCI Corporation.

Q15:
What is the voting requirement to approve each of the proposals and how does the Board of Directors recommend that I vote?

A:
Proposal One. A nominee for director shall be elected to the Board if the votes cast for such nominee's election exceed the votes cast against such nominee's election. Abstentions and broker non-votes do not count as "votes cast" with respect to this proposal and therefore will not affect the outcome of the election. Pursuant to our Corporate Governance Guidelines, should a nominee for director fail to receive the required number of votes for election, he or she is required to tender his or her resignation to the Board. In such a case, the Nominating and Governance Committee of the Board has the option of accepting or declining such resignation, considering any factors that the Committee deems relevant.

    You may vote "FOR," "AGAINST" or "ABSTAIN" on each of the ten nominees for election as director. The Board of Directors recommends that you vote your shares "FOR" each of the ten nominees listed in Proposal One.

    Proposal Two.    The affirmative vote of a majority of the votes duly cast is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm. Abstentions have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and, therefore, have no effect on the outcome of this proposal.

    You may vote "FOR," "AGAINST" or "ABSTAIN" on this proposal. The Board of Directors recommends that you vote your shares "FOR" Proposal Two.

    Proposal Three.    The affirmative vote of a majority of the votes cast is required to approve the reservation of an additional 2,700,000 shares of common stock for issuance under the 2009 Incentive Plan of Sanmina-SCI Corporation. Abstentions have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and, therefore, have no effect on the outcome of this proposal.

    You may vote "FOR," "AGAINST" or "ABSTAIN" on this proposal. The Board of Directors recommends that you vote your shares "FOR" Proposal Three.

Q16:
Who will bear the cost of soliciting votes for the Annual Meeting?

A:
Sanmina-SCI will bear all expenses of soliciting proxies. We must reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Sanmina-SCI may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Sanmina-SCI's costs for such services, if retained, will not be significant.

Q17:
Where can I find the voting results of the Annual Meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting and will publish final results in our Quarterly Report on Form 10-Q for the second quarter of fiscal 2010.

Stockholder Proposals and Director Nominations

Q18:
What is the deadline to propose actions for consideration at next year's Annual Meeting of Stockholders or to nominate individuals to serve as directors?

A:
You may submit proposals, including director nominations, for consideration at future stockholder meetings. All notices of proposals by stockholders should be sent to Sanmina-SCI Corporation, attention Corporate Secretary, 30 E. Plumeria Drive, San Jose, California 95134.

    Requirements for stockholder proposals to be considered for inclusion in our proxy materials.    Stockholders may present proper proposals to be considered for inclusion in Sanmina-SCI's proxy statement and for consideration at the next Annual Meeting of Stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be considered for inclusions in the proxy statement for the 2011 Annual Meeting of Stockholders, stockholder proposals must be received by Sanmina-SCI's Corporate Secretary no later than August 20, 2010 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    Requirements for stockholder proposals to be brought before an Annual Meeting of Stockholders.    In addition, our bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an Annual Meeting of Stockholders, provided that the stockholders are stockholders of record when notice is given and on the record date for the determination of the stockholders entitled to vote at the Annual Meeting, even though these proposals are not included in the Annual Meeting proxy statement. To be timely for the 2011 Annual Meeting, a stockholder's notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between October 4, 2010 and November 3, 2010. For all matters that a stockholder proposes to bring before the Annual Meeting, the notice must set forth:

•
a brief description of the business intended to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting;

•
the name and address, as they appear on our books, of the stockholder proposing the business, and any beneficial owner on whose behalf the stockholder is proposing the business or proposing a director nomination and any person controlling, directly or indirectly, or acting in concert with, the stockholder or beneficial owner (a "Stockholder Associated Person");

•
the class and number of shares of Sanmina-SCI that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person;

•
whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the stockholder or any Stockholder Associated Person with respect to any securities of Sanmina-SCI, or whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit from share price changes for, or to increase or decrease the voting power of, the stockholder or any Stockholder Associated Person with respect to any securities of Sanmina-SCI;

•
any material interest of the stockholder or any Stockholder Associated Person in the business intended to be brought before the Annual Meeting; and

•
a statement whether either the stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of Sanmina-SCI's voting shares required under applicable law to carry the proposal.

Additional Information

Q19:
What should I do if I receive more than one Notice of Internet Availability or set of proxy materials?

A:
If you received more than one Notice of Internet Availability or set of proxy materials, your shares are registered in more than one name or brokerage account. Please follow the voting instructions on each Notice of Internet Availability or voting instruction card that you receive to ensure that all of your shares are voted.

Q20:
How may I obtain a separate copy of the Notice of Internet Availability?

A:
If you share an address with another stockholder, each stockholder may not receive a separate copy of the Notice of Internet Availability because some brokers and other nominee record holders may be participating in the practice of "householding," which reduces duplicate mailings and saves printing and postage costs. If your Notice of Internet Availability is being householded and you would like to receive separate copies, or if you are receiving multiple copies and would like to receive a single copy, please contact our Investor Relations Department at (408) 964-3610 or write to us at 30 E. Plumeria Drive, San Jose, California 95134, attention: Investor Relations.

Q21:
Can I access Sanmina-SCI's proxy materials and Annual Report on Form 10-K over the Internet?

A:
Yes. All stockholders and beneficial owners will have the ability to access our proxy materials, free of charge, at www.proxyvote.com with their control number referred to in the Notice of Internet Availability. Sanmina-SCI's Annual Report on Form 10-K for the fiscal year ended October 3, 2009 is also available on the Internet as indicated in the Notice of Internet Availability.

Q22:
What is the mailing address for Sanmina-SCI's principal executive offices?

A:
Our principal executive offices are located at 30. E. Plumeria Drive, San Jose, California 95134.

    Any written requests for additional information, copies of the proxy materials and the 2009 Annual Report on Form 10-K, notices of stockholder proposals, recommendations for candidates to the Board of Directors, communications to the Board of Directors or any other communications should be sent to 30 E. Plumeria Drive, San Jose, California 95134, attention Investor Relations.

            NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SANMINA-SCI SINCE THE DATE OF THIS PROXY STATEMENT.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Identification of Nominees

        Our Board of Directors (the "Board") currently consists of the ten members listed below. The Nominating and Governance Committee of the Board has nominated all ten incumbent members of the Board for reelection at this meeting. Therefore, unless otherwise instructed, the proxy holders will vote the proxies received by them for Jure Sola, Neil R. Bonke, Alain Couder, John P. Goldsberry, Joseph G. Licata, Jr., Jean Manas, Mario M. Rosati, A. Eugene Sapp, Jr., Wayne Shortridge and Jackie M. Ward. If any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Nominating and Governance Committee to fill the vacancy. If stockholders nominate additional persons for election as directors, the proxy holders will vote all proxies received by them to assure the election of as many of the nominees listed below as possible, with the proxy holder making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until that person's successor has been elected by the holders of the outstanding shares of Common Stock and qualified, or until his or her earlier death, resignation or removal in the manner provided in our bylaws.

Name of Nominee	Age	Principal Occupation	Director Since
Jure Sola	58	Chairman of the Board and Chief Executive Officer of Sanmina-SCI Corporation	1989
Neil R. Bonke	68	Private Investor	1995
Alain Couder	63	President and Chief Executive Officer of Oclaro, Inc.	2005
John P. Goldsberry	55	Chief Financial Officer of TPI Composites, Inc.	2008
Joseph G. Licata, Jr.	49	Consultant	2007
Jean Manas	44	Chief Executive Officer of Foros Group LLC	2009
Mario M. Rosati	63	Member, Wilson Sonsini Goodrich & Rosati, Professional Corporation	1997
A. Eugene Sapp, Jr.	73	Former Co-Chairman of Sanmina-SCI Corporation	2001
Wayne Shortridge	71	Office Managing Shareholder, Carlton Fields, PA	2001
Jackie M. Ward	71	Consultant	2001

        Jure Sola has served as our Chief Executive Officer since April 1991, as Chairman of our Board from April 1991 to December 2001 and from December 2002 to present, and Co-Chairman of our Board from December 2001 to December 2002. In 1980, Mr. Sola co-founded Sanmina Corporation and initially held the position of Vice President of Sales. In October 1987, he became Vice President and General Manager of Sanmina Corporation, responsible for manufacturing operations and sales and marketing. In July 1989, Mr. Sola was elected as a director and in October 1989 was appointed as President of Sanmina Corporation.

        Neil R. Bonke has served as a director of Sanmina-SCI since 1995. Mr. Bonke is a private investor and is the retired Chairman of the Board and Chief Executive Officer of Electroglas, Inc., a semiconductor equipment manufacturer. He also serves on the Board of Directors of Novellus Systems, Inc., a semiconductor equipment company. He is a past director of San Jose State University Foundation.

        Alain Couder has served as a director of Sanmina-SCI since February 2005. Since April 2009, Mr. Couder has served as President and Chief Executive Officer of Oclaro, Inc., an optical components solutions company. Mr. Couder served as President and Chief Executive Officer of Bookham, Inc., also an optical components solutions company, from August 2007 until April 2009, when Bookham merged with Avanex Corporation to become Oclaro, Inc. He served as President and Chief Executive Officer of Solid Information Technology, Ltd., a database solutions company, from 2005 until August 2007. Mr. Couder was a venture advisor for Sofinnova Ventures, a venture capital firm, from 2004 to 2005. Mr. Couder was President and Chief Executive Officer of Confluent Software, Inc., a software development company, from 2003 to 2004, when it was acquired by Oblix, Inc., a database solutions company. Mr. Couder served as President and Chief Executive Officer of IP Dynamics, Inc., a provider of carrier-class security software, from 2002 to 2003. Mr. Couder was Chief Operating Officer of Agilent Technologies, Inc. from 2000 to 2002. From 1998 to 1999, Mr. Couder served as Chairman of the Board, President and Chief Executive Officer of Packard Bell NEC, Inc.

        John P. Goldsberry has served as a director of Sanmina-SCI since January 2008. Mr. Goldsberry has served as Chief Financial Officer of TPI Composites, Inc, a manufacturer of composites products for the wind energy, military and transportation markets, since July 2008. Mr. Goldsberry previously served as Senior Vice President and Chief Financial Officer of Gateway, Inc., a computer manufacturer, from August 2005 to April 2008. He also served as Senior Vice President, Operations, Customer Care and Information Technology from April 2005 to August 2005, as Senior Vice President, Strategy and Business Development from March 2004 to April 2005 and as Chief Financial Officer of eMachines, Inc., a PC manufacturer acquired by Gateway, from January 2004 until March 2004. Prior to joining eMachines, Mr. Goldsberry was Chief Financial Officer at TrueSpectra, Inc., an imaging solutions company, from August 2000 until December 2003. Previously, Mr. Goldsberry held Chief Financial Officer positions at Calibre, Inc., a wireless technology company, Quality Semiconductor, Inc., a semiconductor company, DSP Group, Inc., a semiconductor company and The Good Guys, Inc., an electronics retailer, and worked for Salomon Brothers and Morgan Stanley in a number of corporate finance positions.

        Joseph G. Licata, Jr. has served as a director of Sanmina-SCI since August 2007. He served as President and Chief Executive Officer of SER Solutions, Inc., a global call management and speech analytics solutions company, from July 2007 through October 2008. Mr. Licata also served as President of Siemens Enterprise Networks, LLC, a vendor of open communications solutions for enterprises, from 2001 to 2006.

        Jean Manas has served as a director of Sanmina-SCI since October 2009. He has been serving as Chief Executive Officer of Foros Group LLC, a financial services firm which he founded, since June 2009. From February 2006 until June 2009, Mr. Manas served in various executive positions at Deutsche Bank, most recently as Americas Head of Mergers & Acquisitions and member of the Global Banking Executive Committee. From May 1998 through January 2006, Mr. Manas served in various senior roles at Goldman Sachs & Co., most recently as Managing Director and Co-Head of Mergers & Acquisitions in the Technology, Media and Telecommunications Investment Banking Group.

        Mario M. Rosati has served as a director of Sanmina-SCI since 1997. He has been an attorney with the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, since 1971. Mr. Rosati serves as a member of the Board of Directors of Aehr Test, Inc., a manufacturer of electronics device testing equipment. Mr. Rosati also serves as a director of several privately held companies.

        A. Eugene Sapp, Jr. has served as a director of Sanmina-SCI since December 2001 and served as Co-Chairman of the Sanmina-SCI Board of Directors from December 2001 to December 2002. In 1962, Mr. Sapp joined SCI Systems, Inc. and, after holding several positions, was promoted to President and Chief Operating Officer and named a member of the Board of Directors in 1981. In July 1999, Mr. Sapp was appointed Chief Executive Officer of SCI Systems, Inc. and served as Chairman of the Board and Chief Executive Officer from July 2000 until our merger with SCI Systems, Inc.

        Wayne Shortridge has served as a director of Sanmina-SCI since December 2001 and has served as our lead independent director since December 2006. From 1992 until we merged with SCI Systems, Inc.

in December 2001, he served as director of SCI Systems, Inc. Mr. Shortridge is an attorney. From 1994 to 2004, he was a partner in the law firm of Paul, Hastings, Janofsky & Walker, LLP, in Atlanta, Georgia. Mr. Shortridge is currently a shareholder of the law firm of Carlton Fields, PA, and practices in that firm's Atlanta office where he has been since 2004.

        Jackie M. Ward has served as a director of Sanmina-SCI since December 2001. From 1992 until December 2001 when we merged with SCI Systems, Inc., she served as a director of SCI Systems, Inc. Ms. Ward also serves as a director of Wellpoint, Inc., Flowers Foods, Inc. and SYSCO Corporation, all publicly held companies. From December 2000 to October 2006, Ms. Ward was the Outside Managing Director of Intec Telecom Systems, USA, a provider of turnkey telecommunication systems and products. From 1968 to 2000, she served as President, Chief Executive Officer and Chairman of the Board of Computer Generation Incorporated, which company she also co-founded.

Vote Required; Recommendation of the Board of Directors

        A nominee for director shall be elected to the Board if the votes cast for such nominee's election exceed the votes cast against such nominee's election. Abstentions and broker non-votes do not count as "votes cast" with respect to this proposal and therefore will not affect the outcome of the election. Pursuant to our Corporate Governance Guidelines, should a nominee for director fail to receive the required number of votes for election, he or she is required to tender his or her resignation to the Board. In such a case, the Nominating and Governance Committee of the Board has the option of accepting or declining such resignation, considering any factors that the Committee deems relevant.

        OUR BOARD UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee has approved the engagement of KPMG LLP ("KPMG") as our independent registered public accountants for the fiscal year ending October 2, 2010. In the event stockholders do not ratify the Audit Committee's selection of KPMG as our independent registered public accountants, the Audit Committee may reconsider its selection. Representatives of KPMG are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

        The following is a summary of fees paid to KPMG for the fiscal years ended September 27, 2008 ("fiscal 2008") and October 3, 2009 ("fiscal 2009").

Audit Fees

        The aggregate fees billed for professional services rendered by KPMG for the audit of our annual consolidated financial statements, the audit of our internal control over financial reporting, evaluation of management's assessment of its internal control over financial reporting, various statutory audits, and the reviews of the condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q for fiscal 2008 and fiscal 2009 were as follows:

Fiscal 2009	Fiscal 2008
$4,207,960	$6,814,556

Audit-Related Fees

        The aggregate fees billed for audit-related services, exclusive of the fees disclosed above relating to audit fees, rendered by KPMG during fiscal 2008 and fiscal 2009 were as follows:

Fiscal 2009	Fiscal 2008
$75,392	$49,357

Tax Fees

        The aggregate fees billed for tax services rendered by KPMG during fiscal 2008 and fiscal 2009 are set forth below. These services consisted primarily of tax compliance and tax consultation services.

Fiscal 2009	Fiscal 2008
$128,500	$42,710

All Other Fees

        There were no other fees billed for any other services, exclusive of the fees disclosed above relating to audit and non-audit fees and tax services, rendered by KPMG during fiscal 2008 and fiscal 2009.

        The Audit Committee has concluded that the non-audit services provided by KPMG are compatible with maintaining the independence of KPMG.

Audit Committee Pre-Approval Policy with Respect to Audit Services and Permissible Non-Audit Services

        All audit and non-audit services provided by our independent registered public accounting firm require prior approval of the Audit Committee, with limited exceptions as permitted by the SEC's Rule 2-01 of Regulation S-X. Our management periodically reports to the Audit Committee services for which the independent registered public accountants have been engaged and the aggregate fees incurred and to be incurred. During fiscal 2009, all services provided by independent registered public accounting firm were pre-approved in accordance with this policy.

Vote Required; Recommendation of the Board of Directors

        The affirmative vote of a majority of the votes duly cast is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm. Abstentions have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and, therefore, have no effect on the outcome of this proposal.

        THE BOARD UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING OCTOBER 2, 2010.

PROPOSAL NO. 3:

APPROVAL OF THE RESERVATION OF 2,700,000 SHARES OF COMMON STOCK
FOR ISSUANCE UNDER THE 2009 INCENTIVE PLAN

        The stockholders are being asked to approve an amendment to our 2009 Incentive Plan (the "Incentive Plan") to reserve 2,700,000 shares for issuance thereunder.

        The Board believes that long-term incentive compensation programs align the interests of management, employees and the stockholders to create long-term stockholder value. The Board believes that plans such as the Incentive Plan increase Sanmina-SCI's ability to achieve this objective, and, by allowing for several different forms of long-term incentive awards, helps Sanmina-SCI to recruit, reward, motivate and retain talented personnel. In particular, the Board believes that Sanmina-SCI's employees are its most valuable assets and that the awards permitted under the Incentive Plan are vital to Sanmina-SCI's ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which Sanmina-SCI competes. Such awards also are crucial to Sanmina-SCI's ability to motivate employees to achieve its goals.

        Sanmina-SCI is requesting stockholder approval of an amendment to the Incentive Plan to reserve 2,700,000 shares for issuance thereunder in order to ensure that sufficient shares are available for issuance to attract and retain key employees for at least the next one year. Sanmina-SCI believes approval of the reservation of these shares is necessary for a number of reasons, including:

  1.
  Allowing Sanmina-SCI to make increased equity grants in fiscal 2010 and 2011 should the economy in general, and Sanmina-SCI's operating results in particular, continue to improve, necessitating additional hiring and retention incentives.

  2.
  The fact that approximately 58% of the outstanding options will not be returned to the Incentive Plan for future issuance if canceled as a result of terminations of employment due to the fact that they were issued under the now expired 1999 Stock Plan. As a result, our Incentive Plan reserve will not be replenished as in prior years.

  3.
  Ensuring that our equity pool remains adequate since only approximately 1 million shares remain available for future grant under the Incentive Plan.

        For these reasons, Sanmina-SCI requests stockholders approve the reservation of 2,700,000 shares for issuance under the Incentive Plan. We anticipate such number of shares, when added to our remaining Incentive Plan reserve, will be sufficient for future growth and attraction and retention of key employees through at least the date of our 2011 stockholder meeting.

Vote Required; Recommendation of the Board of Directors

        The affirmative vote of a majority of the votes duly cast is required to approve the reservation of 2,700,000 shares for issuance under the Incentive Plan. Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and, therefore, have no effect on the outcome of this proposal.

        THE BOARD UNANIMOUSLY RECOMMENDS VOTING "FOR" APPROVAL OF THE RESERVATION OF 2,700,000 SHARES FOR ISSUANCE UNDER THE INCENTIVE PLAN.

Description of the Incentive Plan

        The following is a summary of the principal features of the Incentive Plan, as proposed to be amended. The summary is qualified in its entirety by reference to the Incentive Plan itself set forth in Appendix A.

General

        The Incentive Plan provides for the grant of the following types of incentive awards:

  •
  stock options;

  •
  restricted stock;

  •
  restricted stock units;

  •
  stock appreciation rights;

  •
  performance units (including performance units payable in cash);

  •
  performance shares; and

  •
  other stock or cash awards.

        Each of these is referred to individually as an "Award." Those who will be eligible for Awards under the Incentive Plan include employees, directors and consultants who provide services to

Sanmina-SCI and its affiliates. As of October 3, 2009, we had approximately 31,700 full-time employees who would be eligible to participate in the Incentive Plan.

Number of Shares of Common Stock Available Under the Incentive Plan

        An aggregate of 7,500,000 shares was previously reserved by the Board and approved by the stockholders for issuance under the Incentive Plan. We are requesting stockholders approve an increase of 2,700,000 in the number of shares reserved for issuance under the Incentive Plan. All of such shares may be authorized, but unissued, or reacquired common stock.

        All awards other than options and stock appreciation rights count against the share reserve as 1.24 shares for every share of common stock subject to such an Award. To the extent that a share that was subject to an Award that counted as 1.24 shares of common stock against the Incentive Plan reserve pursuant to the preceding sentence is returned to the Incentive Plan, the Incentive Plan reserve will be credited with 1.24 shares of common stock that will thereafter be available for issuance under the Incentive Plan.

        If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance shares or performance units which are to be settled in shares of common stock, is forfeited to or repurchased by Sanmina-SCI, the unpurchased shares of common stock (or for Awards other than options and stock appreciation rights, the forfeited or repurchased shares) will become available for future grant or sale under the Incentive Plan (unless the Incentive Plan has terminated). The following shares of common stock may not again be made available for issuance as Awards under the Incentive Plan: (i) upon exercise of a stock appreciation right settled in shares, the gross number of shares covered by the portion of the Award so exercised and (ii) shares used to pay the exercise price or withholding taxes related to an outstanding Award. Awards paid out in cash rather than shares will not reduce the number of shares available for issuance under the Incentive Plan.

        If Sanmina-SCI declares a dividend or other distribution or engages in a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of common stock or other securities of Sanmina-SCI, or other change in the corporate structure of Sanmina-SCI affecting Sanmina-SCI's common stock, the Administrator will adjust the number and class of shares that may be delivered under the Incentive Plan, the number, class, and price of shares covered by each outstanding Award, and the numerical per-person limits on Awards.

Administration of the Incentive Plan

        The Board, or a committee of directors or of other individuals satisfying applicable laws and appointed by the Board (referred to herein as the "Administrator"), will administer the Incentive Plan. To make grants to certain of Sanmina-SCI's officers and key employees, the members of the committee must qualify as "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, and as "outside directors" under Code Section 162(m) so that Sanmina-SCI can receive a federal tax deduction for certain compensation paid under the Incentive Plan. The Board may delegate to one or more officers of Sanmina-SCI the authority to grant Awards of options, restricted stock and restricted stock units and the terms thereof, including the number of shares of common stock subject to such Awards, to certain non-officer employees or consultants. However, the Board's resolutions regarding such delegation will specify the total number of shares of common stock that may be subject to Awards granted by such officer. Subject to the terms of the Incentive Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, and to interpret the provisions of the Incentive Plan and outstanding Awards. In addition, the Administrator may not modify or amend an option or stock appreciation right to reduce the exercise price of that Award after it has been granted and neither may the Administrator cancel any outstanding option or stock appreciation right in exchange for cash, other awards or new options or stock appreciation rights with a lower exercise price, unless such action is approved by stockholders in advance.

Options

        The Administrator is able to grant nonstatutory stock options and incentive stock options under the Incentive Plan. The Administrator determines the number of shares of common stock subject to each option, although the Incentive Plan provides that a participant may not receive options for more than 833,333 shares of common stock in any fiscal year, except in connection with his or her initial service as an employee with Sanmina-SCI, in which case he or she may be granted options to purchase up to an additional 833,333 shares of common stock.

        The Administrator determines the exercise price of options granted under the Incentive Plan, provided the exercise price must be at least equal to 100% of the fair market value of Sanmina-SCI's common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of Sanmina-SCI's outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.

        The term of an option may not exceed ten years, except that, with respect to any participant who owns 10% of the voting power of all classes of Sanmina-SCI's outstanding capital stock, the term of an incentive stock option may not exceed five years.

        After a termination of service with Sanmina-SCI for any reason other than death, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant's Award agreement, the participant will generally be able to exercise his or her option for (i) ninety days following his or her termination for reasons other than death or disability, and (ii) five years following his or her termination due to death or disability. In the case of termination of service as a result of death, the participant's beneficiary may exercise the option for shares that were unvested on the date of death. In no event may an option be exercised later than the expiration of its term.

        No adjustment will be made for a dividend or other right for which the record date is prior to the date shares are issued upon exercise of an option.

Stock Appreciation Rights

        The Administrator will be able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of common stock between the grant date and the exercise date. Sanmina-SCI can pay the appreciation in either cash or shares of common stock or a combination of both. Stock appreciation rights will become exercisable at the times and on the terms established by the Administrator, subject to the terms of the Incentive Plan. The Administrator, subject to the terms of the Incentive Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the Incentive Plan; provided, however, that the exercise price will not be less than 100% of the fair market value of a share on the date of grant. The term of a stock appreciation right may not exceed ten years. No participant will be granted stock appreciation rights covering more than 833,333 shares of common stock during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 833,333 shares of common stock in connection with his or her initial service as an employee with Sanmina-SCI.

        After termination of service with Sanmina-SCI for any reason other than death, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant's Award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) ninety days following his or her termination for reasons other than death or disability, and (ii) five years following his or her termination due to death or disability. In the case of termination of service as a result of death, the participant's beneficiary may exercise the unvested portion of the stock appreciation right. In no event will a stock appreciation right be exercised later than the expiration of its term.

        Participants holding unvested stock appreciation rights shall not be entitled to receive dividends or other distributions in respect of such Awards until the time specified for payout of the stock appreciation rights in the Award Agreement.

Restricted Stock

        Awards of restricted stock are rights to acquire or purchase shares of Sanmina-SCI's common stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. Grants of restricted stock are typically made without receipt of consideration (other than the recipient's continued service). The Administrator may set restrictions based on the achievement of specific performance goals. Vesting can also be time-based. Until the Administrator determines otherwise, shares of restricted stock will be held by Sanmina-SCI as escrow agent until the restrictions lapse. After the grant of restricted stock, the Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

        The Award agreement will generally grant Sanmina-SCI a right to repurchase or reacquire the shares upon the termination of the participant's service with Sanmina-SCI for any reason (including death or disability) at the cost, if any, paid by the recipient. With respect to restricted stock intended to qualify as "performance-based compensation" under Section 162(m) of the Code, no participant will be granted a right to purchase or acquire more than 333,333 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 333,333 shares of restricted stock in connection with his or her initial employment with Sanmina-SCI.

Restricted Stock Units

        Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes is satisfied. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. After the grant of restricted stock units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

        The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares of common stock, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares of common stock available for grant under the Incentive Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to Sanmina-SCI. With respect to restricted stock units intended to qualify as "performance-based compensation" under Section 162(m) of the Code, no participant may be granted more than 333,333 restricted stock units during any fiscal year, except that the participant may be granted up to an additional 333,333 restricted stock units in connection with his or her initial employment with Sanmina-SCI.

Performance Units and Performance Shares

        The Administrator will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest. The Administrator will establish performance goals or other vesting criteria (including, without limitation, continued

service to Sanmina-SCI) in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. After the grant of performance units or performance shares, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Award.

        The Administrator determines the number of performance units and performance shares granted to any participant. With respect to performance units and performance shares intended to qualify as "performance-based compensation" under Section 162(m) of the Code, during any fiscal year, no participant will receive more than 333,333 performance shares and no participant will receive performance units having an initial value greater than $5,000,000 except that a participant may be granted performance shares covering up to an additional 333,333 shares of common stock and performance units having an initial value up to an additional $5,000,000 in connection with his or her initial employment with Sanmina-SCI. Performance units will have an initial dollar value established by the Administrator on or before the date of grant. Performance shares are deemed to have an initial value equal to the fair market value of the number of shares of Sanmina-SCI's common stock subject to the Award on the grant date.

Performance Bonus Awards

        The Board's compensation committee ("Compensation Committee") may grant awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code in the form of a cash bonus payable upon the attainment of performance goals established by the Compensation Committee for a given performance period prior to a determination date. Performance-based awards in the form of cash bonuses granted under the Incentive Plan may not exceed more than $5,000,000 in any fiscal year.

Performance Goals

        The granting and/or the vesting of Awards of options, restricted stock, restricted stock units, performance shares, performance units (including performance units payable in cash), cash bonuses and other incentives under the Incentive Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement of goals relating to: (a) accounts payable days; (b) accounts payable turns; (c) annual revenue; (d) cash collections; (e) cash cycle days; (f) customer satisfaction MBOs; (g) days sales outstanding; (h) earnings per share; (i) free cash flow; (j) gross margin; (k) gross profit; (l) inventory turns; (m) net income; (n) new orders; (o) operating income; (p) pro forma net income; (q) return on designated assets; (r) return on equity; (s) return on sales; and (t) product shipments.

        Any performance goals may be used to measure the performance of Sanmina-SCI as a whole or a business unit of Sanmina-SCI, and may be measured relative to a peer group or index. The performance goals may differ from participant to participant and from Award to Award. The Compensation Committee may provide that partial achievement of performance goals may result in the payment or vesting corresponding to a partial (but not necessarily proportional) portion of an Award. The determination date is the latest possible date that the Compensation Committee can make adjustments to the method of calculating the attainment of performance goals for a performance period without jeopardizing the tax treatment of the award as performance-based. Prior to the determination date, the Compensation Committee is authorized to make adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (i) to exclude restructuring and integration charges (including employee severance and benefits costs and charges related to excess facilities and assets); (ii) to exclude impairment charges for goodwill and intangible assets and amortization expense; (iii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iv) to exclude the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board; (v) to exclude the effects of any statutory adjustments to corporate tax rates; (vi) to exclude stock-based compensation expense determined under generally accepted accounting principles; (vii) to exclude any other unusual, non-recurring gain or loss or extraordinary item; (viii) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (ix) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (x) to exclude the dilutive effects of acquisitions or joint ventures; (xi) to assume that any business divested by Sanmina-SCI achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (xii) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spin-off or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368); and (xiii) to reflect any partial or complete corporate liquidation. The Compensation Committee also retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals.

Terms and Conditions of Awards Intended to Qualify as "Performance-Based Compensation" under Section 162(m)

        The Incentive Plan permits the Compensation Committee to grant "performance-based" Awards to "covered employees," as such terms are defined under Code Section 162(m). Performance-based awards are generally not subject to the cap on the deducibility of compensation paid to covered employees contained in Code Section 162(m). Covered employees are defined as the Chief Executive Officer and the next three most highly compensated executive officers of Sanmina-SCI other than the Chief Financial Officer.

        If the Compensation Committee grants an Award to a covered employee intended to qualify as "performance-based compensation," certain rules of the Incentive Plan control over any other provisions of the Incentive Plan. To the extent necessary to comply with the requirements of Code Section 162(m), with respect to any Award granted subject to performance goals, within the determination date, the Compensation Committee will, in writing, (a) designate the participants who are covered employees, (b) select the performance goals applicable to the performance period, (c) establish the performance goals, and amounts or methods of computation of such Awards, as applicable which may be earned for such performance period, and (d) specify the relationship between the performance goals and the amounts or methods of computation of such Awards, as applicable, to be earned by each covered employee for such performance period. For purposes of the Incentive Plan, a performance period is the fiscal year of Sanmina-SCI or such other period determined by the Administrator.

        Following the completion of a performance period, the Compensation Committee must certify whether the applicable performance goals have been achieved for such performance period. In determining amounts earned by a "covered employee," the Compensation Committee will have the right to reduce or eliminate (but not increase) the amount payment at a given level of performance to take into account additional factors that the Compensation Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

        Unless otherwise provided in an Award agreement, a "covered employee" must be employed by Sanmina-SCI or any affiliate on the day an Award intended to qualify as "performance-based compensation" is paid. Further, a "covered employee" will be eligible to receive a payment intended to qualify as "performance-based compensation" only if the performance goals for such period are achieved.

Transferability of Awards

        Awards granted under the Incentive Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant's lifetime only to the participant. The Administrator may approve certain transfers as specified in the Incentive Plan.

Change in Control

        In the event of a change in control of Sanmina-SCI, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, does not assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares of common stock as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change of control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Amendment and Termination of the Incentive Plan

        The Administrator will have the authority to amend, alter, suspend or terminate the Incentive Plan, except that stockholder approval will be required for any amendment to the Incentive Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the Incentive Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and Sanmina-SCI. The Incentive Plan will terminate ten years after the date approved by stockholders, unless the Board terminates it earlier.

Number of Awards Granted to Employees, Consultants, and Directors

        The number of Awards that an employee, director or consultant may receive under the Incentive Plan is in the discretion of the Administrator and therefore cannot be determined in advance. Therefore, the following table sets forth:

  •
  the aggregate number of shares of common stock subject to options granted under the Incentive Plan during fiscal 2009;

  •
  the average per share exercise price of such options;

  •
  the aggregate number of shares of common stock issued pursuant to awards of restricted stock and restricted stock units granted under the Incentive Plan during fiscal 2009; and

  •
  the dollar value of such shares based on $8.18 per share on October 2, 2009, the last business day of the fiscal year.

Name of Individual of Group	Number of Options Granted	Average Per Share Exercise Price ($)	Number of shares of Restricted Stock and Restricted Stock Units	Dollar Value of Restricted Stock and Restricted Stock Units ($)
All executive officers, as a group	588,333	$3.70	—	—
All directors who are not executive officers, as a group	13,336	$1.80	274,406	$2,244,641
All employees who are not executive officers, as a group	4,558,622	$3.65	1,667	13,636

Other Equity Compensation Plan Information

        The following table summarizes the number of shares issuable upon exercise of outstanding options and deliverable upon vesting of restricted stock units and restricted stock granted to our service providers and directors, as well as the number of shares of common stock remaining available for future issuance, under Sanmina-SCI's equity compensation plans as of November 30, 2009 and reflect the one-for-six reverse split of our common stock effected on August 14, 2009. Sanmina-SCI has no stock appreciation rights or other awards outstanding that are convertible into or exchangeable for common stock.

Plan Category	Number of Common Shares to be Issued Upon Exercise of Outstanding Options and Rights		Weighted-Average Exercise Price of Outstanding Options		Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	13,539,368	(1)	$14.55		2,138,649	(2)
Equity compensation plans not approved by stockholders	50,851	(3)	100.83		0
Total	13,590,219		14.91	(4)	2,138,649

(1)
Includes 1,558,106 shares deliverable upon vesting restricted stock units.

(2)
Includes 1,033,047 shares reserved for future issuance under the 2003 Employee Stock Purchase Plan, which has been suspended by the Board. The remainder of the available shares are reserved for issuance solely under the 2009 Incentive Plan.

(3)
Includes 35,672 options outstanding under certain option plans which were assumed by us in connection with business combinations with companies with which we merged or acquired (the "Assumed Plans"). The number of shares covered by each such option as well as its exercise price have been adjusted to reflect the appropriate conversion ratio as specified by the applicable acquisition agreement. Options assumed under the Assumed Plans generally vest over four years and expire 10 years from the date of grant.

(4)
Weighted average remaining term of options is 8.10 years.

Federal Tax Aspects

        The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and Sanmina-SCI of Awards granted under the Incentive Plan. Tax consequences for any particular individual may be different.

        Nonstatutory Stock Options.    No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares of common stock purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of Sanmina-SCI is subject to tax withholding by Sanmina-SCI. Any additional gain or loss recognized upon any later disposition of the shares of common stock would be capital gain or loss.

        Incentive Stock Options.    No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares of common stock more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares of common stock before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares of common stock on the exercise date (or the sale price, if less) minus the exercise price of the option and short-term capital gains equal to the sales price minus the fair market value of the shares on the exercise date.

        Stock Appreciation Rights.    No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares of common stock received. Any additional gain or loss recognized upon any later disposition of the shares of common stock would be capital gain or loss.

        Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares.    A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture (generally, when the Award vests). However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares of common stock underlying the Award (less any cash paid for the shares) on the date the Award is granted.

        Tax Effect for Sanmina-SCI.    Sanmina-SCI generally will be entitled to a tax deduction in connection with an Award under the Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to Sanmina-SCI's Chief Executive Officer and to each of its three most highly compensated executive officers, excluding the Chief Financial Officer. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, Sanmina-SCI can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Incentive Plan, the number of Awards that any individual may receive and, for Awards other than certain stock options, the types of performance criteria on which vesting can depend. The Incentive Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting Sanmina-SCI to continue to receive the maximum federal income tax deduction in connection with such Awards.

        Section 409A.    Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. These include new requirements with respect to an individual's election to defer compensation and the individual's selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual's separation from service, a predetermined date, or the individual's death). Section 409A imposes restrictions on an individual's ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual's distribution commence no earlier than six months after such officer's separation from service.

        Awards granted under the Incentive Plan with a deferral feature will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award will recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A's provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest charges and penalties. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. Sanmina-SCI will also have withholding and reporting requirements with respect to such amounts.

        THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND SANMINA-SCI WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

CORPORATE GOVERNANCE

        Sanmina-SCI has long upheld a set of basic beliefs to guide its actions. Among those beliefs is the responsibility to conduct business with the highest standards of ethical behavior when relating to customers, suppliers, employees and investors. Accordingly, we have implemented governance policies and practices which we believe meet or exceed the standards defined in recently enacted legislation and in the rules adopted by the NASDAQ Stock Market on which our common stock is quoted.

Corporate Governance Guidelines

        Sanmina-SCI has adopted a set of Corporate Governance Guidelines that are intended to serve, among other things, as a charter for the full Board. These guidelines contain various provisions relating to the operation of the Board and set forth the Board's policies regarding various matters. These guidelines meet the standards defined by the SEC and NASDAQ, including specifications for director qualification and responsibility. The guidelines can be found on our website at http://investor.shareholder.com/sanm/governance.cfm.

Code of Business Conduct and Ethics

        Sanmina-SCI has adopted a Code of Business Conduct and Ethics (the "Code") that includes a conflict of interest policy and applies to the Board and all officers and employees. As part of new employee orientation activities, Sanmina-SCI provides training to familiarize employees with the requirements of the Code. An ethics hotline is available to all employees to enable confidential and anonymous reporting of questionable practices via voicemail or email. This may include, if appropriate under the circumstances, reporting directly to the Audit Committee and the Nominating and Governance Committee. The Code can be found on our website at http://investor.shareholder.com/sanm/governance.cfm.

Independent Directors

        The Board of Directors has determined that all of the non-employee members of the Board satisfy the definition of independence of under NASDAQ rules. There are no family relationships among our directors or executive officers. The non-management directors regularly meet in executive session, without members of management, as part of the normal agenda of our regularly scheduled board meetings.

Lead Independent Director

        The Board has appointed director Wayne Shortridge to serve as lead independent director. His duties in that capacity include: serving as the principal contact between the independent directors and the Chairman of the Board; assisting the Chairman of the Board in establishing the agenda for Board meetings; recommending the retention of outside advisors and consultants; and monitoring the quality, quantity and timeliness of information sent to the Board.

Board Meetings

        The Board held seven meetings during fiscal 2009. No director attended fewer than 75 percent of the meetings of the Board or of committees on which such person served.

Board Committees

        The Board currently maintains an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee.

Audit Committee

        The Audit Committee currently consists of directors Alain Couder, John G. Goldsberry and A. Eugene Sapp, Jr., each of whom is "independent" as that term is defined for Audit Committee members by the NASDAQ listing standards. Mr. Goldsberry serves as the Chairman of the Audit Committee and meets the definition of "audit committee financial expert" as defined by the SEC.

        The Audit Committee reviews and monitors our corporate financial reporting and external audit, including, among other things, our control functions, the results and scope of the annual audit and other services provided by our independent registered public accountants and our compliance with legal matters that have a significant impact on our financial reports. The Audit Committee has established policies that are consistent with regulatory reforms related to auditor independence, and also reviews and monitors our internal audit function, reviews and approves related party transactions and receives regular reports from the internal audit department. In addition, the Audit Committee is responsible for approving the appointment of our independent auditors. The Audit Committee held eight formal meetings during fiscal 2009. The Annual Report of the Audit Committee appears in this proxy statement under the caption "Report of the Audit Committee of the Board of Directors."

        The Audit Committee has adopted a written charter approved by the Board, a copy of which is available at our website at http://investor.shareholder.com/sanm/governance.cfm and is also attached as Appendix B.

Compensation Committee

        The Compensation Committee consists of directors Wayne Shortridge, Neil R. Bonke, Alain Couder and Joseph G. Licata, Jr. Mr. Shortridge serves as the Chairman of the Compensation Committee. Each member of the Committee is an "independent director" under the NASDAQ listing requirements and is a "non-employee director" under Rule 16b-3 of the Securities Exchange Act of 1934.

        The Compensation Committee reviews and approves the salaries and equity, incentive and other compensation of our executive officers. The Committee also approves the terms of our annual bonus program, monitors our global compensation policies and practices and serves as the administrator under our equity compensation plans. In addition, the Compensation Committee makes recommendations to the full Board concerning director compensation. The Compensation Committee held ten meetings during fiscal 2009.

        The Compensation Committee has adopted a written charter approved by the Board, a copy of which is available at our website at http://investor.shareholder.com/sanm/governance.cfm.

Nominating and Governance Committee

        The Nominating and Governance Committee consists of directors Wayne Shortridge and Jackie M. Ward, each of whom is "independent" as that term is defined by the NASDAQ listing standards. Mr. Shortridge serves as the Chairman of the Nominating and Governance Committee.

        The Nominating and Governance Committee is responsible for evaluating the size and structure of the Board and its committees, determining the appropriate qualifications for directors and nominating candidates for election to the Board. The Committee also develops overall governance guidelines for the Board, conducts an annual Board and committee evaluation and considers stockholder proposals for action at stockholder meetings, including stockholder nominees for director. In evaluating the qualifications of nominees, the Committee considers a number of factors, including the nominees' experience in the EMS industry, other technology industry public company management, accounting and auditing and strategic planning as well as current and past leadership positions held. The Nominating and Governance Committee held five meetings during fiscal 2009.

        The Nominating and Governance Committee has adopted a written charter approved by the Board, a copy of which is available at our website at http://investor.shareholder.com/sanm/governance.cfm.

Attendance at Annual Meeting of Stockholders by the Board of Directors

        Sanmina-SCI encourages, but does not require, its Board members to attend the Annual Meeting of Stockholders. Last year, all of our directors attended Sanmina-SCI's Annual Meeting of Stockholders.

Contacting the Board of Directors

        Our Board welcomes the submission of any comments or concerns from stockholders. If you wish to submit any comments or express any concerns to the Board, please send them to the Board, c/o Sanmina-SCI Corporation, Attention: Corporate Secretary, 30 E. Plumeria Drive, San Jose, California 95134. If a communication does not relate in any way to matters of the Board, our Corporate Secretary will handle the communication as appropriate. If the communication does relate to the Board, the Corporate Secretary will forward the message to the chairman of the Nominating and Governance Committee, who will determine whether to inform the entire Board or the non-management directors.

Stockholder Proposals and Nominations to the Board

        Stockholders may submit proposals for inclusion in our proxy statement and may recommend candidates for election to the Board, both of which shall be considered by the Nominating and Governance Committee. Stockholders should send such proposals to Nominating and Governance Committee, c/o Sanmina-SCI Corporation, Attention: Corporate Secretary, 30 E. Plumeria Drive, San Jose, California 95134.

        Any stockholder submitting the name of a candidate for election to the Board must include all of the following information with their request:

  •
  the candidate's name, age, business address and residence address;

  •
  the candidate's principal occupation or employment;

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  the class and number of shares of Sanmina-SCI that are beneficially owned by the candidate;

  •
  whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the candidate with respect to any securities of Sanmina-SCI, or whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of the candidate;

  •
  a description of all arrangements or understandings between the stockholder and each candidate and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder;

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  any other information relating to the candidate that would be required to be disclosed about such candidate if proxies were being solicited for the election of the candidate as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including without limitation the candidate's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

  •
  a statement whether such person, if elected, intends to tender, promptly following such person's election or re-election, an irrevocable resignation effective upon such person's failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board, in accordance with Sanmina-SCI's Corporate Governance Guidelines.

        For all other matters that a stockholder proposes to bring before the Annual Meeting, the notice must set forth:

  •
  a brief description of the business intended to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting;

  •
  the name and address, as they appear on our books, of the stockholder proposing the business, and any beneficial owner on whose behalf the stockholder is proposing the business or proposing a director nomination and any person controlling, directly or indirectly, or acting in concert with, the stockholder or beneficial owner (a "Stockholder Associated Person");

  •
  the class and number of shares of Sanmina-SCI that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person;

  •
  whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the stockholder or any Stockholder Associated Person with respect to any securities of Sanmina-SCI, or whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit from share price changes for, or to increase or decrease the voting power of, the stockholder or any Stockholder Associated Person with respect to any securities of Sanmina-SCI;

  •
  any material interest of the stockholder or any Stockholder Associated Person in the business intended to be brought before the Annual Meeting; and

  •
  a statement whether either the stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of Sanmina-SCI's voting shares required under applicable law to carry the proposal.

        Stockholders must comply with certain deadlines in order for proposals submitted by them be considered for inclusion in our proxy statement or brought to a vote at the Annual Meeting. Please see "Q18—What is the deadline to propose actions for consideration at next year's Annual Meeting of Stockholders or to nominate individuals to serve as directors?" above.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee are employees of Sanmina-SCI. During fiscal 2009, no executive officer of Sanmina-SCI (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on Sanmina-SCI's Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on Sanmina-SCI's Compensation Committee, or (iii) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of Sanmina-SCI.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Philosophy

        We believe that strong financial performance, on a consistent, predictable basis, is the most certain avenue through which we can increase long-term stockholder value. Accordingly, we design our compensation programs to reward our executive officers based on our overall financial results and the individual contributions of our executive officers.

        In particular, our executive compensation policies are designed to:

  •
  attract and retain qualified executives who will contribute both to our long-term success and to our short-term performance;

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  reward executives for achieving or exceeding measurable results;

  •
  create a direct link between corporate success and individual performance and rewards;

  •
  reinforce a sense of ownership and overall entrepreneurial spirit and, in particular, encouraging executives to diligently work in the best interests of Sanmina-SCI and its customers;

  •
  help ensure that incentive compensation is based primarily on the most pertinent and specific metrics for our business; and

  •
  maintain appropriate levels of dilution attributable to equity programs.

        The Compensation Committee of the Board oversees our compensation philosophy and objectives. The Committee uses the above-mentioned objectives as a guide in establishing the compensation programs, packages and practices offered to our executive officers and in assessing the proper allocation between long-term and short-term incentive compensation and cash and non-cash compensation.

        The Committee does not believe that Sanmina-SCI's compensation policies and overall actual compensation practices for employees subject Sanmina-SCI to material risks. For example, Sanmina-SCI's incentive pay programs generally are based on overall company performance and not the performance of any one business or product line. In addition, the quantitative factors used in Sanmina-SCI's incentive pay plans, generally revenue, operating margin, cash flow, inventory turns and return on invested capital, are measures designed to reward stable and sustainable growth rather than short term profits.

        Throughout this Compensation Discussion and Analysis, the individuals who served as our Chief Executive Officer and Chief Financial Officer during fiscal 2009, as well as the other individuals included in the "Summary Compensation Table" in the Proxy Statement, are referred to as the "named executive officers."

        The following are general principles and practices followed by the Committee in determining executive compensation:

        Use of Tally Sheets.    Tally sheets are spreadsheets used to view an executive's total compensation. The Committee uses tally sheets to help in assessing whether adjustments are appropriate to base salaries, incentive pay and/or equity grants.

        Internal Pay Equity.    The Committee considers the relationship of the Chief Executive Officer's compensation to that of the other named executive officers as a general guideline in determining executive compensation. However, the Committee does not seek to maintain a particular ratio between the remuneration of the Chief Executive Officer and that of other officers.

        Amount of Potential Equity Gains.    In setting equity compensation levels, the Committee considers, among other things, the value of unvested restricted stock units and in-the-money stock options, as well as the amount of restricted stock and options canceled either because the vesting criteria was not satisfied or the exercise price exceeded the market price upon expiration.

        Types of Compensation.    During fiscal 2009, the compensation for our named executive officers consisted of three primary components: base salary, incentive pay, or cash bonuses, and equity compensation awards. The Committee does not have a formal or informal policy regarding the allocation between long-term and short-term compensation and cash and non-cash compensation. The Committee determines the proper allocations by considering the balance that is required to retain executives and reward them for their day to day responsibilities while appropriately motivating executives to strive to achieve our long-term goals, such as profitability and increasing stockholder value. In particular, the Committee believes that incentive pay is designed to reward contribution to improved financial performance while equity compensation provides a longer-term linkage to increases in the stock price.

        Retention Incentives.    The Committee also considers the need to offer compensation packages that are comparable to those offered by companies competing with us for executive talent. Therefore, the Committee conducts an annual review of our compensation programs. Should such compensation data show that an executive is underpaid relative to his peers, the Committee will consider an adjustment in such executive's compensation package in order to increase his or her retention incentive.

Role and Authority of our Compensation Committee

        The Compensation Committee of our Board:

  •
  oversees our overall compensation policies, plans and benefit programs;

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  reviews and approves our annual incentive pay, or cash bonus, programs;

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  reviews and approves the compensation of all of our executive officers, including the amount of base salary, incentive pay and equity compensation payable to each; and

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  designs and administers our equity compensation plans.

        The Committee generally meets at least quarterly throughout each year. The Committee meets early in each fiscal year to establish target compensation levels for our executive officers for such fiscal year, to approve the annual incentive pay plan for such fiscal year, to grant equity awards and to approve executive officer incentive pay, if any, for the previous fiscal year.

        In addition, the Board and the Committee have delegated limited authority to our Chief Executive Officer and our General Counsel (the "Designated Approvers") to grant equity awards within certain parameters. The Designated Approvers may grant awards only with respect to employees who have not been designated "officers," as that term is defined under Section 16 of the Exchange Act, and who are not Presidents of business units, Senior Vice Presidents or Executive Vice Presidents who report directly to our Chief Executive Officer or President and Chief Operating Officer. In any fiscal year, the Designated Approvers may grant, in the aggregate, stock options and other equity awards (including restricted stock units or restricted stock awards) covering no more than 8,333 shares to any individual and 166,666 shares to all employees.

Role of Executive Officers in Compensation Decisions

        Our Chief Executive Officer, President and Chief Operating Officer and Executive Vice President and General Counsel regularly attend the Committee's meetings, but are excused, as appropriate, when certain matters of executive compensation are discussed. In addition, the Chief Executive Officer makes recommendations to the Committee with respect to the compensation payable to the named executive officers and other employees. However, the Committee is not bound by such officer's recommendations and makes all decisions with respect to the Chief Executive Officer's compensation without him being present during such discussions.

Role and Independence of Compensation Consultant

        The Committee retained Compensia, Inc., an executive compensation consulting firm, to conduct an annual review of our compensation program for executive officers and to assist in the analysis of benchmark compensation data with respect to our executive compensation arrangements for fiscal 2009. The Committee has engaged Compensia to conduct a similar review of our compensation program for executive officers for fiscal 2010.

        For fiscal 2009, the Committee directed Compensia to review the materials provided the Committee for accuracy and completeness, to provide the Committee with information regarding compensation trends generally, as well as industry specific compensation trends, to answer questions the Committee may have regarding compensation issues and to advise the Committee whether its compensation decisions are within industry norms.

        Compensia reported solely to the Committee and our management was not involved in the negotiations of fees charged by Compensia or in the determination of the scope of work performed by Compensia. In addition, Compensia did not perform any services for Sanmina-SCI or the Committee other than providing advice concerning executive and director compensation. The Committee has the sole authority to hire and terminate compensation consultants. As a result, the Committee believes that Compensia is independent of Sanmina-SCI.

Review of Peer Group Data

        In making compensation decisions for fiscal 2009, the Committee examined competitive market practices for base salary, incentive pay and equity compensation awards of global, diversified electronics manufacturing services, or EMS, companies and high-technology manufacturing companies of comparable revenue. The Committee included these companies in the peer group because, like Sanmina-SCI, they have numerous, geographically dispersed manufacturing operations and sell as end products complex, highly engineered assembled products. Data on compensation practices of peer group companies generally was gathered through publicly available information. A list of the peer group companies considered by the Committee in determining executive officer compensation for fiscal 2009 and 2010 is included in Appendix C hereto.

Components of Fiscal 2009 Compensation

        Our executive officer compensation program includes three main elements:

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  base salary;

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  incentive pay, or cash bonuses; and

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  equity compensation in the form of stock options, restricted stock awards and/or restricted stock units.

        The Committee selected these components because it believes each is necessary to help us attract and retain executive talent. These components also allow us to reward performance throughout the fiscal year and to provide an incentive for executives to appropriately balance their focus on short-term and long-term strategic goals. The Committee believes that this set of components is effective and will continue to be effective in achieving the objectives of our compensation program and philosophy.

Base Salary

        Base salary compensates executive officers for their services rendered on a day-to-day basis. The Committee considers the appropriateness of the executive officers' base salary once each year, generally in October. In making this determination, the Committee primarily considers individual performance, experience level, changes in individual roles and responsibilities during the year and competitive compensation data in determining appropriate base salary levels for individual named executive officers. Executive officer base salaries were last evaluated October 2008, but were not adjusted at that time. Executive officer base salaries were reduced by 10% (20% in the case of the Chief Executive Officer and President and Chief Operating Officer) for a portion of fiscal 2009 due to difficult business conditions. The Committee considered the amount of such reductions to be reasonable in light of other cost saving measures taken by Sanmina-SCI during such time.

        In October 2009, the Committee reviewed the base salary of each of the named executive officers against the base salaries of similarly situated executive officers of the peer group. The Committee determined that named executive officer base salaries were on average between the 25th and 50th percentile of base salaries for similarly situated executive officers, within the targeted range. However, reflecting the Committee's belief that a substantial portion of executive pay should be based upon Sanmina-SCI's overall performance, the Committee did not change base salaries for our named executive officers (including our Chief Executive Officer) for fiscal 2010, other than to provide a promotional base salary increase of $100,000 for the President and Chief Operating Officer in recognition of his promotion to such position in October 2008. This increase was approved in December 2009.

Incentive Pay

        In December 2008, the Committee approved the Sanmina-SCI FY2009 Corporate Annual General & Administrative Short-Term Incentive Plan (the "2009 Incentive Plan"). The 2009 Incentive Plan set forth the methodology for calculating incentive pay for fiscal 2009 for specified employees of Sanmina-SCI, including executive officers, based upon achievement of specified corporate, individual and, in some cases, divisional, performance objectives. Under the 2009 Incentive Plan, Sanmina-SCI's fiscal 2009 performance was measured against pre-established targets for revenue and non-GAAP operating margin. Non-GAAP operating margin excludes the impact of stock-based compensation expenses, restructuring costs, integration costs, impairment charges for goodwill and intangible assets, amortization expense and other infrequent or unusual items, to the extent material or which Sanmina-SCI considers to be of a non-operational nature in the applicable period. Measurement of performance against the plan results in a corporate performance factor that is then adjusted up or down based upon target levels of free cash flow (operating cash flows plus cash flows from investment activities) for the year, inventory turns and return on invested capital exiting the fourth quarter of the year. No incentive pay was payable under the 2009 Incentive Plan unless Sanmina-SCI achieved revenue of at least $5.8 billion and non-GAAP operating margin of at least 2.0%.

        Partly as a result of the sustained worldwide recession during 2008 and 2009 which adversely affected demand for Sanmina-SCI's products, revenue fell from $7.2 billion in fiscal 2008 to $5.2 billion in fiscal 2009. As a consequence, the 2009 Incentive Plan did not fund and no incentive pay became payable thereunder. Recognizing the substantial contributions made by the named executive officers during fiscal 2009 in responding to the economic crisis, as well as the need to continue to retain key executives with substantial experience in and knowledge of Sanmina-SCI's operations and business, in December 2009, the Committee approve reduced discretionary payments to the named executive officers determined without reference to a formula. In doing so, the Committee considered the following corporate-wide achievements described below.

  Fiscal 2009 Corporate Achievements

  1.
  Generating positive cash flow during the year resulting from, among other things, modified vendor payment terms and aggressive collection of accounts receivable, contributing to an increase in cash reserves from $870 million at the end of fiscal 2008 to $899 million at the end of fiscal 2009;

  2.
  Significantly reducing operating costs during the year, helping right-size the business to match revenues;

  3.
  Maintaining positive non-GAAP operating margin for each of the four quarters of fiscal 2009; and

  4.
  Positioning Sanmina-SCI for profitable growth as the worldwide recession subsides by increasing Sanmina-SCI's presence in low cost regions, investing in optical technology manufacturing assets and streamlining Sanmina-SCI's legal entity structure to reduce its tax burdens.

  Fiscal 2009 Individual Achievements

        In approving the discretionary payments, the Committee also considered the individual performance of each of the named executive officers. As noted above, the Committee did not use a formula in determining the amounts of individual payments, but rather made a discretionary determination based on all of the information it deemed relevant. The Committee considered the fiscal 2009 corporate achievements listed above, as well as the target incentive pay levels that could have been payable to executive officers under the 2009 Incentive Plan and the amount of fiscal 2008 incentive pay actually paid to such individuals. A description of each named executive officer's individual achievements, the amount of their target incentive pay under the 2009 Incentive Plan and amount of their discretionary payment approved by the Committee for fiscal 2009 is set forth below.

Name and Title	Individual Achievement	Amount of Target Incentive Pay under 2009 Incentive Plan	Amount of Fiscal 2009 Discretionary Payment actually approved
Hari Pillai, President and Chief Operating Officer	Oversaw and drove overall cost reduction and streamlining efforts	$387,000	$200,000
Dennis Young, Executive Vice President, Worldwide Sales and Marketing	Launched aggressive customer retention and review program to target new business and maintain existing programs	$257,328	$120,000
Michael Tyler, Executive Vice President, General Counsel and Corporate Secretary	Drove continued improvement in corporate compliance environment, improved recoveries from customers undergoing bankruptcy reorganization and successfully settled litigation matters	$280,000	$130,000

        With respect to the Chief Executive Officer, the Committee believed that the important role Mr. Sola played in achievement of the corporate objectives described above also warranted a discretionary payment. However, Mr. Sola conveyed to the Committee that he did not believe that any payment for the fiscal year was warranted in light of Sanmina-SCI's non-achievement of the minimum financial targets set forth in the 2009 Incentive Plan and requested that no payment be awarded. As a result, no fiscal 2009 incentive pay was awarded or paid to Mr. Sola.

  Fiscal 2010 Incentive Plan

        In December 2009, the Committee approved the Sanmina-SCI Fiscal 2010 Short-Term Incentive Plan (the "2010 Incentive Plan"). The 2010 Incentive Plan sets forth the methodology for calculating incentive pay for fiscal 2010 for specified employees of Sanmina-SCI, including executive officers, based upon achievement of specified corporate, divisional and individual performance objectives.

        Under the 2010 Incentive Plan, Sanmina-SCI's fiscal 2010 performance will be measured against targets for revenue, non-GAAP operating margin, free cash flow, inventory turns and return on invested capital. Should Sanmina-SCI not achieve a minimum performance against these targets, no incentive pay shall be payable under the 2010 Incentive Plan. Each participant's actual incentive pay is determined by reference to an individual incentive pay target established by management (or, in the case of Sanmina- SCI's executive officers, by the Committee), Sanmina-SCI's performance against its targets, as described above, and achievement of the participant's individual/divisional performance targets for fiscal 2010.

        The Committee believes that achievement of the targeted level of performance under the 2010 Incentive Plan is moderately difficult to difficult based upon industry-wide conditions and Sanmina-SCI's internal forecasts. As mentioned above, the 2009 Incentive Plan did not fund and named executive officer incentive pay for fiscal 2008 was in the aggregate only 55% of targeted amounts. In addition, the fiscal 2007 incentive pay plan did not fund at all as a result of Sanmina-SCI's non-achievement of the financial targets for such year.

        Sanmina-SCI and the Compensation Committee retain the right to terminate or amend the 2010 Incentive Plan in any respect, including increasing or decreasing the corporate performance and individual incentive pay targets.

Long-Term Equity-Based Incentive Awards

        We provide long-term incentive compensation through awards of stock options, restricted stock and restricted stock units that vest over three to five years. In some cases, the vesting of equity awards accelerates if certain goals are met, such as stock price targets. Our equity compensation program is intended to align the interests of our named executive officers with those of our stockholders by creating an incentive for our named executive officers to maximize stockholder value. The equity compensation program also encourages our named executive officers to remain employed with Sanmina-SCI, because unvested awards are forfeited upon termination of employment; except as may be provided per the Change-in-Control plan as outlined below.

        Sanmina-SCI grants equity awards to its executive officers under the stockholder-approved 2009 Incentive Plan. Grants approved by the Committee become effective and, for stock options, are priced at the fair market value of our common stock, in each case, as of a predetermined future effective grant date in accordance with our Equity Award Administration Policy. The Committee has not granted, nor does it intend in the future to grant, equity compensation awards to executives in anticipation of the release of material non-public information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement. Similarly, the Committee has not timed, nor does it intend in the future to time, the release of material non-public information based on equity award grant dates. Also, because equity compensation awards typically vest over a three to five year period, the value to recipients of any immediate increase in the price of our common stock following a grant will be attenuated.

        The number of shares granted each year to the executive officers is granted on a discretionary basis and without regards to a formula. In making this determination, the Committee considers each executive officer's unvested current holdings of equity, individual performance, Sanmina-SCI's stock price (and therefore the extent to which current option holdings are in-the-money) and the type and amount of equity granted by peer companies. While the Committee has granted full value awards, such as restricted stock units, in the past to the named executive officers, the Committee believes that, in general, stock options can better incentivize executive officers because such awards will not result in any compensation value unless the stock price, and therefore stockholder value, increases. In fiscal 2009, primarily as a result of a lower stock price that reduced the benefit of downside price protection of full value awards, the Committee granted options to executive officers rather than restricted stock units. Sanmina-SCI granted options to purchase 630,000 shares to our executive officers compared to options to purchase 233,333 shares in fiscal 2008. The total number of shares granted in fiscal 2009 was up from fiscal 2008 due to the fact that Sanmina-SCI made an initial grant to a new executive officer hired during the year and also made a special grant to executive officers of 213,333 shares in August 2009 due to the Committee's concern that insufficient equity incentives existed at such time. All of the options granted during fiscal 2009 vest over three to four years, subject to such named executive officer's continued service.

Change-in-Control and Severance Arrangements

        In order to continue to attract and retain key employees and to provide incentive for their continued service in case of an acquisition of Sanmina-SCI, the Committee approved in December 2009 a change-in-control plan to provide benefits to such employees in the event of certain terminations of employment following a change-in-control. These benefits include payment, in a lump sum, of one to two times base salary and one times target incentive pay for the year, and acceleration in full of all unvested stock options and restricted stock held by the employee. A change-in-control is defined as an acquisition, in a merger or otherwise, of more than 50% of the voting power of Sanmina-SCI, a sale of substantially all of the assets of Sanmina-SCI or a change in a majority of the Board other than upon recommendation of the incumbent Board. The plan does not provide for a tax gross-up for any of the benefits payable thereunder. In addition, the plan does not provide benefits unless the employee is terminated without cause, or terminates for good reason, within a specified period of time following a change-in-control, as such terms are defined in the plan. The Committee believes that such plan will help our key employees maintain continued focus and dedication to their assigned duties to maximize stockholder value if there is a change-in-control. The Committee also believes the benefits provided by the plan are comparable to those offered by peer group companies based upon benchmarking exercises performed at the direction of the Committee. Among the factors considered by the Committee were the multiple of base salary and incentive pay used by peer companies to calculate severance benefits and the Committee's assessment of the extent to which such benefits would motivate executive officers to remain with Sanmina-SCI.

Other Benefits

        In addition to the cash and equity compensation discussed above, we provide our executive officers with some additional benefits that the Committee has determined are necessary to attract and retain key talent, which include:

  •
  health insurance, as generally available to U.S. employees;

  •
  optional participation in our 401(k) plan, as generally available to all U.S. employees (including any matching contributions on the same terms as other participating employees);

  •
  supplemental life insurance; .

  •
  optional participation in a non-qualified executive deferred compensation plan that permits executives to defer receipt of part or all of their base salary and incentive pay to a future date; and

  •
  executive group travel accident insurance.

        We do not provide the following types of perquisites to executive officers:

  •
  personal use of corporate assets;

  •
  executive pension plans (SERPs);

  •
  Sanmina-SCI-funded deferred compensation programs; or

  •
  Sanmina-SCI-funded housing (except on a temporary basis in cases of relocation).

Policy Regarding Executive Repayment of Compensation Following Misconduct

        Section 304 of the Sarbanes-Oxley Act of 2002 requires that if misconduct results in a material non-compliance with SEC financial reporting requirements, and as a result of such non-compliance Sanmina-SCI is required to restate its financial statements, then the Chief Executive Officer and Chief Financial Officer must disgorge any incentive pay received during the 12-month period following the filing of the non-compliant report and profits on the sale of Sanmina-SCI stock during such period.

        In order to better align itself with corporate governance practices in this area, the Board of Directors has adopted a policy for reimbursement of incentive cash payments received by all executive officers under certain circumstances. This policy supplements, but does not replace, the reimbursement requirements of Section 304 discussed above. Under this policy, Sanmina-SCI shall seek reimbursement of all incentive pay paid to any executive officer during the 12 month period following the filing with the SEC of financial results required to be restated as a result of such executive's intentional violation of SEC rules or Sanmina-SCI policy.

Policy Regarding Tax Deduction for Compensation under Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code ("IRC") limits our tax deduction to $1 million for compensation paid to certain executive officers named in the Proxy Statement unless the compensation is performance-based. Our 2009 Incentive Plan permits Sanmina-SCI to grant performance-based awards (both cash and equity) that will be exempt from the IRC limit on deductibility. The Committee believes it is desirable for Sanmina-SCI to preserve the full tax deduction for gains on equity awards. However, the Committee does not specifically consider the requirements of IRC Section 162(m) in making equity awards. For fiscal 2009, Sanmina-SCI does not expect that the deductibility of a material portion of the compensation paid to the executive officers of Sanmina-SCI will be limited by the provisions of Section 162(m).

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal 2009. Based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in Sanmina-SCI's Proxy Statement for its 2010 Annual Meeting of Stockholders.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF SANMINA-SCI CORPORATION
Wayne Shortridge, Chairman Neil R. Bonke Alain Couder Joseph G. Licata, Jr.

SUMMARY COMPENSATION TABLE

        The following table presents the compensation earned by our Chief Executive Officer, our Chief Financial Officer and our three next most highly compensated executive officers for the fiscal years indicated.

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)(2)		Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)		Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
Jure Sola Chairman of the Board and Chief Executive Officer	2009 2008 2007	$720,308 800,000 788,462		— — —		$690,603 690,604 6,293,784	$305,131 184,088 75,963	$	— 440,000 —	$0 0 24,333	(5)	$68,000 65,060 72,082	(6)	$1,784,043 2,179,752 7,254,624
Hari Pillai President and Chief Operating Officer	2009 2008 2007	390,308 430,000 451,538	(7)	$200,000 — 150,000		356,541 287,988 306,419	220,564 83,583 65,261		— 234,135 —	178,129 0 247,944		19,462 19,827 22,836	(8)	1,365,004 1,055,533 1,243,998
Robert K. Eulau Executive Vice President and Chief Financial Officer	2009	16,923	(9)	—	(10)	—	—		—	—		—		16,923
Dennis Young Executive Vice President, Worldwide Sales and Marketing	2009 2008 2007	306,814 321,660 317,045		120,000 — 100,000		166,387 134,395 458,842	94,344 47,886 43,480		— 141,530	— — —		10,527 10,828 13,229	(11)	697,072 656,299 932,596
Michael Tyler Executive Vice President, General Counsel and Corporate Secretary	2009 2008 2007	333,846 350,000 161,538		130,000 — 150,000		91,762 90,029 33,884	52,127 27,855 10,063		— 154,000 —	— — —		12,572 40,244 91,995	(12)	620,307 662,128 447,480	) (13)
David L. White Former Executive Vice President and Chief Financial Officer	2009 2008 2007	$175,250 425,000 401,923	(14)	— — 150,000		461,700 368,298 353,848	213,527 117,393 64,018		— 210,375	— — —		4,701 6,070 8,783	(15)	855,178 1,127,136 978,572

(1)
Salaries earned during fiscal 2009 reflect temporary 10% reduction (20% in the case of the Chief Executive Officer and President and Chief Operating Officer) implemented in January 2009 to reflect business conditions and discontinued in July 2009.

(2)
Amounts paid were discretionary bonuses not paid pursuant to Sanmina-SCI's incentive plan for fiscal 2007 and 2009 because the performance targets under such plans were not achieved.

(3)
Reflects the compensation expense reported by Sanmina-SCI for these awards recognized during the last three fiscal years in accordance with FAS 123(R). The assumptions used in the valuation of these awards are set forth in the notes to Sanmina-SCI's consolidated financial statements, which are included in Sanmina-SCI's Annual Report on Form 10-K for fiscal 2007, 2008 and 2009, filed with the SEC. These amounts do not purport to reflect the value that will be recognized by our named executive officers upon sale of the underlying securities.

(4)
Fiscal 2008 bonuses were paid pursuant to the Sanmina-SCI FY 2008 Corporate Annual G&A Short-Term Incentive Plan (a cash-only bonus plan).

(5)
Losses in deferred compensation accounts during fiscal 2009 were $4,044.

(6)
Comprised of $5,700 in car allowance, $40,000 in premiums for life insurance, $2,700 in 401(k) matching payments and $19,600 in premiums for business travel accident insurance.

(7)
In December 2009, Mr. Pillai's base salary was increased to $535,033.

(8)
Comprised of $5,034 in car allowance, $8,152 in premiums for life insurance, $1,641 in 401(k) matching payments and $4,636 in premiums for business travel accident insurance.

(9)
Represents salary paid from September 11, 2009, the date of commencement of Mr. Eulau's employment with Sanmina-SCI, through October 3, 2009, the last day of our fiscal 2009. Mr. Eulau's annual base salary is $400,000.

(10)
Pursuant to the terms of Mr. Eulau's offer letter with Sanmina-SCI, he is entitled to a guaranteed bonus of $200,000 upon completion of one full fiscal year of employment.

(11)
Consists of $5,000 auto allowance, $1,846 in 401(k) matching payment and $3,680 in business travel accident premium payments.

(12)
Comprised of $6,000 in car allowance, $2,302 in 401(k) in matching payments and $4,270 in premiums for business travel accident.

(13)
Mr. Tyler joined Sanmina-SCI in April 2007.

(14)
Mr. White resigned from his position as Executive Vice President and Chief Financial Officer in February 2009.

(15)
Represents contributions to the 401(k) plan of $736 and business travel accident insurance premium payments of $3,965.

Grants of Plan Based Awards

        The following table presents information regarding grants of plan based awards made to each of our named executive officers during fiscal 2009. All equity awards were granted under our 1999 Stock Plan and our 2009 Incentive Plan and reflect the one-for-six reverse split of our common stock effected on August 14, 2009.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
												Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($/Sh)(4)
										All Other Option Awards (#)(2)
	Grant Date		Threshold ($)		Target ($)			Maximum ($)
Jure Sola Chairman of the Board and Chief Executive Officer	11/17/08 12/1/08		$	— 120,000	$	— 800,000	(5)	$	— 1,520,000	166,667 —	(3)	$2.94 —	$490,001 —
Hari Pillai President and Chief Operating Officer	11/17/08 12/1/08 8/17/09			— 58,050 —		— 387,000 —			— 735,300 —	83,333 — 137,779	(3) (8)	2.94 — 4.45	244,999 — 613,117
Robert K. Eulau Executive Vice President and Chief Financial Officer	—	(6)		—		—			—	—		—	—
Dennis Young Executive Vice President, Worldwide Sales and Marketing	11/17/08 12/1/08 8/17/09			— 38,599 —		— 257,328 —			— 488,923 —	41,667 — 28,333	(3) (8)	2.94 — 4.45	122,501 — 126,082
Michael Tyler Executive Vice President, General Counsel and Corporate Secretary	11/17/08 12/1/08 8/17/09			— 42,000 —		— 280,000 —			— 532,000 —	41,667 — 30,554	(3) (8)	2.94 — 4.45	122,501 — 135,965
David L. White Former Executive Vice President and Chief Financial Officer	11/17/2008 12/1/08	(7)		— 57,375		— 382,500			— 726,750	58,333 —	(3)	2.94 —	171,499 —

(1)
Represents potential cash payments under Sanmina-SCI FY2009 Corporate Annual G&A Short-Term Incentive Plan originally adopted in December 2008. No awards were made under this plan. Actual cash awards made on a discretionary basis outside of this plan are shown in the Summary Compensation Table above under the column entitled "Bonus."

(2)
Represents stock option grants under the 1999 Stock Plan or the 2009 Incentive Plan. No restricted stock units were granted to the named executive officers during fiscal 2009.

(3)
Subject to the holder continuing to be a service provider to Sanmina-SCI, these stock options vest in three equal annual installments on each of the first three anniversaries of the date of grant.

(4)
Reflects the grant date fair value of each equity award computed in accordance with FAS 123(R) over the life of the award. The assumptions used in the valuation of these awards are set forth in the notes to Sanmina-SCI's consolidated financial statements, which are included in Sanmina-SCI's Annual Report on Form 10-K for fiscal 2009, filed with the SEC. These amounts do not purport to reflect the value that will be recognized by our named executive officers upon the sale of the underlying securities.

(5)
Represents target, not actual, payment based on cash bonus target established by the Compensation Committee. No bonus was paid to Mr. Sola for fiscal 2009.

(6)
Mr. Eulau joined Sanmina-SCI shortly before the end of fiscal 2009. As a result, he was not eligible to participate in the Sanmina-SCI FY2009 Corporate Annual G&A Short-Term Incentive Plan. Pursuant to the terms of Mr. Eulau's offer letter with Sanmina-SCI, he is entitled to a guaranteed bonus of $200,000 upon completion of one full fiscal year of employment.

(7)
Mr. White left Sanmina-SCI in February 2009 and consequently was not eligible for and was not paid a fiscal 2009 bonus.

(8)
Subject to the holder continuing to be a service provider to Sanmina-SCI, 25% of this option will vest on the first anniversary of the date of grant and 1/36 of the remaining amount per month thereafter.

Outstanding Equity Awards at Fiscal 2009 Year-End

        The following table presents certain information concerning the outstanding option awards held as of October 3, 2009 by each of our named executive officers and reflect the one-for-six reverse split of our common stock effected on August 14, 2009.

Option Awards

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Jure Sola	11/17/2008	—	166,667	(1)	$2.94	11/17/2018
Chairman of the Board and Chief	11/15/2007	41,667	83,333	(1)	$11.88	11/15/2017
Executive Officer	10/27/2004	108,333	—		44.58	10/27/2014
	10/10/2003	166,667	—		62.88	10/10/2013
	10/28/2002	7,222	—		12.55	10/28/2012
	10/28/2002	9,444	—		19.98	10/28/2012
	7/31/2002	100,000	—		24.42	7/31/2012
	10/1/2001	30,555	—		120.00	10/1/2011
	12/20/2000	12,667	—		246.56	12/20/2010
Hari Pillai	8/17/2009	—	137,779	(2)	4.45	8/17/2019
President and Chief Operating Officer	11/17/2008	—	83,333	(1)	2.94	11/17/2018
	11/15/2007	19,445	38,888	(1)	11.88	11/15/2017
	10/24/2005	19,585	5,415	(3)	22.44	10/24/2015
	10/27/2004	25,000	—		44.58	10/27/2014
	10/10/2003	33,333	—		62.88	10/10/2013
	9/12/2003	25,157	—		53.10	9/12/2013
	9/12/2003	32,344	—		61.62	9/12/2013
	7/31/2002	25,000	—		24.42	7/31/2012
Robert K. Eulau	—	—	—		—	—
Executive Vice President and Chief
Financial Officer(4)
Dennis Young	8/17/2009	—	28,333	(2)	4.45	8/17/2019
Executive Vice President, Worldwide	11/17/2008	—	41,667	(1)	2.94	11/17/2018
Sales and Marketing	11/15/2007	7,778	15,555	(1)	11.88	11/15/2017
	10/24/2005	9,139	2,528	(3)	22.44	10/24/2015
	10/27/2004	10,833	—		44.58	10/27/2014
	10/10/2003	4,167	—		62.88	10/10/2013
	4/1/2003	18,334	—		24.12	4/1/2013
Michael Tyler	8/17/2009	—	30,554	(2)	4.45	8/17/2019
Executive Vice President, General	11/17/2008	—	41,667	(1)	2.94	11/17/2018
Counsel and Corporate Secretary	5/15/2007	7,778	8,889	(5)	21.12	5/15/2017
David L. White	—	—	—		—	—
Former Executive Vice President and
Chief Financial Officer(6)

(1)
Subject to the holder continuing to be a service provider to Sanmina-SCI, one-third of this option will vest annually on each of the first three anniversaries of the date of grant.

(2)
Subject to the holder continuing to be a service provider to Sanmina-SCI, 25% of this option will vest on the first anniversary of the date of grant and 1/36 of the remaining amount per month thereafter.

(3)
Subject to the holder continuing to be a service provider to Sanmina-SCI, this option vests monthly over a five year period from the date of grant.

(4)
Mr. Eulau received stock options after the end of fiscal 2009. His award package, granted on October 15, 2009, consisted of options to purchase an aggregate of 175,000 shares of common stock granted under our 2009 Incentive Plan. Such options vest as to 25% of the shares on the first anniversary of the date of grant and thereafter at the rate of 1/36 per month.

(5)
Subject to the holder continuing to be a service provider to Sanmina-SCI, 20% of this option will vest on the first anniversary of the date of grant and 1/48 of the remaining amount per month thereafter.

(6)
Mr. White left Sanmina-SCI in February 2009 and consequently none of his options were outstanding at fiscal 2009 year end.

Stock Awards

        The following table presents certain information concerning the outstanding stock awards held as of October 3, 2009 by each of our named executive officers and reflect the one-for-six reverse split of our common stock effected on August 14, 2009.

Name	Stock Award Grant Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not yet vested ($)(1)
Jure Sola	2/15/07	166,667	(2)	$1,363,336
Chairman of the Board and Chief Executive Officer
Hari Pillai	10/24/2005	16,666	(3)	136,328
President and Chief Operating Officer
Robert K. Eulau	—	—		—
Executive Vice President and Chief Financial Officer(4)
Dennis Young	10/24/2005	7,778	(3)	63,624
Executive Vice President, Worldwide Sales and Marketing
Michael Tyler	5/15/2007	16,667	(5)	136,336
Executive Vice President, General Counsel and Corporate Secretary
David L. White	—	—		—
Former Executive Vice President and
Chief Financial Officer(6)

(1)
Value is based on the closing price of Sanmina-SCI's common stock of $8.18 on October 2, 2009, the last trading day before October 3, 2009, as reported on the NASDAQ Stock Market.

(2)
These restricted stock units vest in full on December 31, 2009, contingent upon Sanmina-SCI's stock price reaching $54 to $90 per share prior to that time.

(3)
Subject to the holder continuing to be a service provider to Sanmina-SCI, one-third of this restricted stock unit grant will vest annually on each of the first three anniversaries of the date of grant.

(4)
Mr. Eulau received restricted stock units after the end of fiscal 2009. His award package, granted on October 15, 2009, consisted of restricted stock units for 50,000 shares granted under Sanmina-SCI's 2009 Incentive Plan. All of such shares vest in full on the third anniversary of the date of grant, except that 25,000 shares shall vest two years after the date of grant in the event of the 14 trading day average price of Sanmina-SCI's common stock exceeds $20.00 during such time and an additional 25,000 shares will vest two years after the date of grant in the event the 14 trading day average price of Sanmina-SCI's common stock exceeds $30.00 during such time.

(5)
Subject to the holder continuing to be a service provider to Sanmina-SCI, this restricted stock unit grant will vest in full on the third anniversary of the date of grant.

(6)
Mr. White left Sanmina-SCI in February 2009 and consequently none of his restricted stock units were outstanding at fiscal 2009 year end.

Option Exercises and Stock Vested in Last Fiscal Year

        The following table presents certain information concerning the vesting of stock awards by each of our named executive officers during fiscal 2009 and reflect the one-for-six reverse split of our common stock effected on August 14, 2009. None of the named executive officers exercised any stock options during fiscal 2009.

Name	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)
Jure Sola Chairman of the Board and Chief Executive Officer	—	—
Hari Pillai President and Chief Operating Officer	16,667	$38,001
Robert K. Eulau	—	—
Executive Vice President and Chief Financial Officer
Dennis Young Executive Vice President, Worldwide Sales and Marketing	7,778	17,733
Michael Tyler Executive Vice President, General Counsel and Corporate Secretary	—	—
David L. White Former Executive Vice President and Chief Financial Officer	30,556	$97,667

(1)
The aggregate dollar amount realized upon the vesting of a stock award represents the market value of our common stock underlying the stock award on the vesting date multiplied by the shares vested on the vesting date.

Non-Qualified Deferred Compensation Plan

        Pursuant to Sanmina-SCI's non-qualified deferred compensation plan, certain highly compensated employees may defer the receipt of certain compensation, and such deferrals are not subject to income tax until the year in which they are paid. Only members of management or highly compensated employees with a projected base salary of at least $100,000 may participate in the plan, subject to the approval of our Chief Executive Officer. Sanmina-SCI does not provide matching contributions under this plan. The following table presents certain information concerning participation in our non-qualified deferred compensation plan by each of our named executive officers during fiscal 2009.

Name	Executive Contributions ($)	Aggregate Earnings ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance ($)
Jure Sola Chairman of the Board and Chief Executive Officer	$75,108	($4,044)	—	$440,794
Hari Pillai President and Chief Operating Officer	411,660	178,129	216,332	1,251,900
Robert K. Eulau Executive Vice President and Chief Financial Officer	—	—	—	—
Dennis Young Executive Vice President, Worldwide Sales and Marketing
Michael Tyler Executive Vice President, General Counsel and Corporate Secretary	—	—	—	—
David L. White Former Executive Vice President and Chief Financial Officer	—	—	—	—

Termination and Change in Control Arrangements

        In order to continue to attract and retain key employees and to provide incentive for their continued service in case of an acquisition of Sanmina-SCI, the Compensation Committee approved in December 2009 a change in control plan to provide benefits to such employees in the event of certain terminations of employment following a change in control. These benefits consist of (1) payment, in a lump sum, of one to two times base salary and one times target bonus for the year, (2) acceleration in full of all unvested stock options and restricted stock held by the employee and (3) payment, in a lump sum, of premiums for continued health insurance coverage for a period of 18 months. The plan does not provide benefits unless the employee is terminated without cause or resigns for good reason within a specified period of time following a change in control, as such terms are defined in the plan. Sanmina-SCI believes that the benefits provided by the plan are comparable to those offered by peer group companies. Below is a table showing the potential benefits payable under such plan to the named executive officers of Sanmina-SCI.

Name and Position	Salary Payable (multiple of base salary payable)($)		Target Bonus Payable($)	Value of Accelerated Stock Options and Restricted Stock(1)($)	Value of Continued Health Insurance Coverage($)	Total($)
Jure Sola, Chief Executive Officer and Chairman	$1,611,400 (2X	)	$966,840	$2,440,005	$17,308	$5,035,553
Hari Pillai, President and Chief Operating Officer	1,070,066 (2X	)	508,281	2,110,953	29,207	3,718,507
Robert K. Eulau, Executive Vice President and Chief Financial Officer	800,000 (2X	)	360,000	439,500	29,503	1,629,003
Dennis Young, Executive Vice President, Worldwide Sales and Marketing	489,990 (1.5X	)	244,995	654,836	16,761	1,406,582
Michael R. Tyler, Executive Vice President, General Counsel and Corporate Secretary	534,000 (1.5X	)	267,000	742,609	27,788	1,571,397

(1)
Based on the closing stock price of $8.79 on November 16, 2009.

        In addition to the benefits described above, pursuant to our employment agreement with Michael Tyler, our Executive Vice President, General Counsel and Corporate Secretary, dated February 23, 2007, as amended on November 15, 2007, Mr. Tyler shall continue to receive his salary for a period of 12 months following any termination of his employment without cause or voluntary termination for good reason.

COMPENSATION OF DIRECTORS

        The following table presents the compensation earned by our non-employee directors during fiscal 2009. Employee Jure Sola did not receive additional compensation for their service as directors.

Name	Fees earned or paid in cash ($) (1)	Stock Awards ($) (2)(3)	Option Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		Total ($)
Neil R. Bonke	$94,500	$18,584	$5,212	—		$118,296
Alain Couder	54,500	117,258	5,212	92,005		268,975
John P. Goldsberry	65,000	37,253	5,212	—		107,735
Joseph G. Licata, Jr.	44,000	114,070	5,212	—		163,282
Mario M. Rosati	73,000	18,584	5,212	—		96,796
A. Eugene Sapp, Jr.	24,000	104,924	5,212	—		134,136
Wayne Shortridge	134,000	48,186	5,212	0	(4)	187,398
Jackie M. Ward	18,500	104,924	5,212	31,799		160,435

(1)
Excludes retainer fees elected by director to be paid in the form of restricted stock units, which are shown in the "Stock Awards" column. Includes retainer and meeting fees deferred pursuant to the Sanmina-SCI Deferred Compensation Plan for Outside Directors, if any.

(2)
Reflects the compensation expense reported by Sanmina-SCI for these awards in fiscal 2009 in accordance with FAS 123(R). The assumptions used in the valuation of these awards are set forth in the notes to Sanmina-SCI's consolidated financial statements, which are included in Sanmina-SCI's Annual Report on Form 10-K for fiscal 2009, filed with the SEC. These amounts do not purport to reflect the value that will be recognized by our directors upon sale of the underlying securities.

(3)
Includes compensation expense reported by Sanmina-SCI for these awards in fiscal 2009 in accordance with FAS 123(R) relating to retainer fees that the director elected to be paid in the form of restricted stock units. See "Director Compensation Arrangements," below.

(4)
Losses in deferred compensation account were $4,395.

Director Compensation Arrangements

        Cash Compensation.    Non-employee directors earn an annual retainer of $60,000. Each such director who is a member of a committee of the Board also earns an annual retainer of $10,000, with the chairperson of each committee of the Board earning an additional annual retainer of $10,000. Our lead independent director earns an additional cash retainer of $24,000 for his duties as such. Directors may elect to receive their retainers in the form of restricted stock units, in which case the dollar value of the retainer is increased by one-third.

        In addition to those amounts, each non-employee director attending a meeting of the Board in person receives an additional payment of $2,000 for attending a meeting in person and $1,000 for attending telephonically. Each director attending a committee meeting receives an additional payment of $1,500 per meeting.

        Non-employee directors may defer all or part of their retainer and meeting fees pursuant to the Sanmina-SCI Deferred Compensation Plan for Outside Directors. Fees so deferred are converted to share units, with each unit representing one share of common stock of Sanmina-SCI. Share units are payable to directors upon termination of their service to Sanmina-SCI.

        Equity Compensation.    Upon first becoming a director and annually thereafter, each non-employee director receives a stock option grant to purchase 1,667 shares of our common stock and 3,333 restricted stock units under our 2009 Incentive Plan (pro rated for the remainder of the fiscal year in the case of the initial grant). Equity awards vest monthly over the 12 months after the date of grant, subject to acceleration of vesting upon termination of service for directors who have served as directors for more than two years.

        The Board believes its director compensation practices are reasonable, based upon benchmarking data of director compensation practices of peer group companies.

 SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of November 30, 2009, as to: (i) each person (or group of affiliated persons) who is known to us to beneficially own more than five percent of the outstanding shares of our common stock; (ii) each of our named executive officers; (iii) each director and nominee for director; and (iv) all directors and executive officers as a group and reflect the one-for-six reverse split of our common stock effected on August 14, 2009.

        The information provided in this table is based on Sanmina-SCI's records, information filed with the SEC and information provided to Sanmina-SCI, except where otherwise noted. Unless otherwise indicated, to our knowledge, each stockholder possesses sole voting and investment power over the shares listed, except for shares owned jointly with that person's spouse. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC.

        Unless otherwise indicated, the principal address of each of the stockholders below is c/o Sanmina-SCI Corporation, 2700 N. First Street, San Jose, CA 95134.

Name	Shares Beneficially Owned	Approximate Percentage Owned(17)
Columbia Wanger Asset Management, LP(1) 227 West Monroe Street, Suite 3000 Chicago, IL 60606	12,375,833	15.75%
Jure Sola(2)	1,275,856	1.61%
Hari Pillai(3)	325,715	*	%
Robert K. Eulau	0	0
Dennis Young(4)	107,076	*	%
Michael R. Tyler(5)	22,778	*	%
David White(6)	—	—
Neil R. Bonke(7)	51,054	*	%
Alain Couder(8)	90,518	*	%
John Goldsberry(9)	24,736	*	%
Joseph G. Licata, Jr.(10)	25,537	*	%
Jean Manas(11)	55,001	*	%
Mario M. Rosati(12)	41,462	*	%
A. Eugene Sapp, Jr.(13)	318,618	*	%
Wayne Shortridge(14)	48,134	*	%
Jackie M. Ward(15)	86,993	*	%
All directors and current executive officers as a group (15 persons)(16)	2,483,201	3.09%

*
Less than 1%.

(1)
This information is based solely on a Form 13F filed with the SEC on November 12, 2009 by Columbia Wanger Asset Management, LP ("Columbia"). Columbia is the beneficial owner of all of the shares reported and has sole voting power and sole dispositive power with respect to all of such shares. Columbia is filing as an investment adviser to various investors.

(2)
Includes 573,778 shares subject to stock options Mr. Sola has the right to exercise within 60 days after November 30, 2009 subject to continuing to be a service provider to Sanmina-SCI. Also includes 535,412 shares held by Sola Family Trust. Does not include 166,667 shares subject to restricted stock units vesting on December 31, 2009 contingent upon Sanmina-SCI's stock price reaching $54 to $90 per share prior to that time.

(3)
Includes 245,418 shares subject to stock options and restricted stock units Mr. Pillai has the right to exercise within 60 days after November 30, 2009 subject to continuing to be a service provider to Sanmina-SCI. Also includes 1,072 shares held by Ramakrishna Pillai C/F Sudha Yvonne Pillai and Sanjay Hari Pillai UTMA/CA, Ramakrishna Hari Pillai, as Custodian.

(4)
Includes 80,475 shares subject to stock options Mr. Young has the right to exercise within 60 days after November 30, 2009 subject to continuing to be a service provider to Sanmina-SCI.

(5)
Includes 22,778 shares subject to stock options Mr. Tyler has the right to exercise within 60 days after November 30, 2009 subject to continuing to be a service provider to Sanmina-SCI.

(6)
Mr. White's holdings are unknown. Mr. White resigned from his position as Chief Financial Officer in February 2009.

(7)
Includes 21,342 shares subject to stock options and restricted stock units Mr. Bonke has the right to exercise within 60 days after November 30, 2009 subject to continuing to be a service provider to Sanmina-SCI.

(8)
Includes 11,585 shares subject to stock options and restricted stock units Mr. Couder has the right to exercise within 60 days after November 30, 2009 subject to continuing to be a service provider to Sanmina-SCI. Also includes 49,696 shares held in the Sanmina-SCI Deferred Compensation Plan for Outside Directors.

(9)
Includes 3,751 shares subject to stock options and restricted stock units Mr. Goldsberry has the right to exercise within 60 days after November 30, 2009 subject to continuing to be a service provider to Sanmina-SCI.

(10)
Includes 4,616 shares subject to stock options and restricted stock units Mr. Licata has the right to exercise within 60 days after November 30, 2009 subject to continuing to be a service provider to Sanmina-SCI.

(11)
Includes 5,001 shares subject to stock options and restricted stock units Mr. Manas has the right to exercise within 60 days after November 30, 2009 subject continuing to be a service provider to Sanmina-SCI.

(12)
Includes 23,252 shares subject to stock options and restricted stock units Mr. Rosati has the right to exercise within 60 days after November 30, 2009 subject to continuing to be a service provider to Sanmina-SCI. Also includes 1,500 shares held by Mario M. Rosati Retirement Trust, Mario M. Rosati, Trustee and 374 shares held by WS Investment Co. 99B of which Mr. Rosati is a general partner.

(13)
Includes 211,351 shares subject to stock options and restricted stock units Mr. Sapp has the right to exercise within 60 days after November 30, 2009 subject to continuing to be a service provider to Sanmina-SCI. Also includes 77,026 shares held jointly by A. Eugene Sapp, Jr. and Patricia V. Sapp and 822 shares held in the A. Eugene Sapp, Jr. Individual Retirement Account.

(14)
Includes 26,685 shares subject to stock options and restricted stock units Mr. Shortridge has the right to exercise within 60 days after November 30, 2009 subject to continuing to be a service provider to Sanmina-SCI. Also includes 2,648 shares held in the Sanmina-SCI Deferred Compensation Plan for Outside Directors.

(15)
Includes 22,970 shares subject to stock options and restricted stock units Ms. Ward has the right to exercise within 60 days after November 30, 2009 subject to continuing to be a service provider to Sanmina-SCI. Also includes 5,608 shares held by Arthur Lee Davis and 11,602 shares held in the Sanmina-SCI Deferred Compensation Plan for Outside Directors.

(16)
Includes an aggregate of 1,836,498 shares subject to stock options and restricted stock units individuals have the right to exercise within 60 days after November 30, 2009 subject to continuing to be service providers to Sanmina-SCI.

(17)
Beneficial ownership is determined in accordance with the rules of the SEC and is based on 78,598,636 shares of common stock outstanding on November 30, 2009. Shares of common stock issuable upon exercise of options or upon vesting of restricted stock units within 60 days after November 30, 2009 are deemed outstanding for computing the percentage ownership of the person holding such options or restricted stock units, but are not deemed outstanding for computing the percentage ownership of any other person.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Pursuant to its written charter, the Audit Committee reviews and approves all related-party transactions required to be disclosed pursuant to the rules and regulations of the SEC and the Nasdaq Global Select Market. Related party transactions include transactions between us and our executive officers, directors or beneficial owners of five percent or greater of our securities and valued at more than $120,000. As part of its regular review process, the Audit Committee receives a quarterly update from management concerning actual or potential related party transactions. We also solicit written confirmation of any related party transactions from our executive officers and directors on an annual basis. In determining whether to approve related party transactions, the Audit Committee considers the potential benefit to Sanmina-SCI, fairness of the terms of the transaction and potential for conflict of interest and, in the case of directors, loss of independence under applicable SEC and Nasdaq rules. The following is a list of related party transactions that were reviewed and approved by the Audit Committee during fiscal 2009.

        Retention of Wilson Sonsini Goodrich & Rosati.    During fiscal 2009, Mario M. Rosati, a nominee for election to our Board, was a member of the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California ("WSGR"). We retained WSGR as our legal counsel during the fiscal year. The legal fees paid to WSGR were less than 5% of WSGR's total gross revenues for its last completed fiscal year.

        Employment of Relatives of Chief Executive Officer.    Zeljko Sola, the brother of Jure Sola, our Chairman of the Board and Chief Executive Officer, is a business unit director at Sanmina-SCI, and was paid compensation of approximately $236,279 in fiscal 2009. Martina Sola, Jure Sola's daughter, is a business development manager at Sanmina-SCI, and was paid compensation of approximately $168,842 in fiscal 2009. Nikola Sola, Jure Sola's son, is employed in Sanmina-SCI's sales department, and was paid compensation of approximately $63,904 in fiscal 2009. Each employee's compensation was comparable to other Sanmina-SCI employees at similar levels.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The members of the Board, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act which require them to file reports with respect to their ownership of the common stock and their transactions in such common stock. Based upon (i) the copies of Section 16(a) reports which we filed on behalf of our directors and executive officers for their fiscal 2009 transactions in our common stock and (ii) the written representations received from such persons that all of their transactions during the fiscal year were reported, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors and executive officers, except that, due to an administrative broker error, a Form 4 for David Pulatie, Executive Vice President, Global Human Resources, reporting one purchase transaction was filed late. We are not aware of any other failure to file required Section 16(a) forms by any of the persons shown in our Security Ownership table above as holding more than 10% of our common stock.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee has reviewed the audited financial statements for fiscal 2009 and has met and held discussions with management regarding the audited financial statements and internal controls over financial reporting. Management is responsible for the internal controls and the financial reporting process. Management has represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles.

        KPMG LLP, our independent registered public accountants, is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those audited financial statements in accordance with generally accepted accounting principles. Our independent registered public accountants are also responsible for performing an audit in accordance with the standards of the U.S. Public Company Accounting Oversight Board on the effectiveness of Sanmina-SCI's internal control over financial reporting as of October 3, 2009. The Audit Committee has discussed with KPMG the overall scope of such audits and has met with KPMG, with and without management present, to discuss the results of their examinations and their evaluations of our internal controls.

        The Audit Committee also reviewed with KPMG its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 114 "The Auditor's Communication With Those Charged With Governance." Finally, the Audit Committee has also received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants' communications with the Audit Committee concerning independence, and has discussed with the independent accountants the independent accountants' independence.

        Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board (and the Board has approved) that the audited financial statements for fiscal 2009 be included in the Annual Report on Form 10-K for fiscal 2009 for filing with the SEC. In addition, the Audit Committee has also approved the selection of KPMG as our independent registered public accountants for fiscal 2010.

Respectfully submitted,
The Audit Committee of the Sanmina-SCI Corporation Board of Directors
John G. Goldsberry, Chairman Alain Couder A. Eugene Sapp, Jr.

 OTHER MATTERS

        We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent in accordance with their best judgment.

        WE WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, SANMINA-SCI CORPORATION, 30 E. PLUMERIA DRIVE, SAN JOSE, CALIFORNIA 95134.

AVAILABILITY OF ADDITIONAL INFORMATION

        We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference rooms. A copy of our Annual Report on Form 10-K for fiscal 2009 is available without charge from our website at www.sanmina-sci.com under the heading "Investor Relations-SEC Filings" and is also available in print to stockholders without charge and upon request, addressed to Sanmina-SCI Corporation, 30 E. Plumeria Drive, San Jose, California 95134, Attention: Corporate Secretary.

For the Board of Directors

Michael R. Tyler, Executive Vice President, General Counsel and Corporate Secretary
December 18, 2009

APPENDIX A

SANMINA-SCI CORPORATION

2009 INCENTIVE PLAN

(As amended on December 7, 2009, subject to stockholder approval)

1.     Purposes of the Plan.    The purposes of this Plan are:

  •
  to attract and retain the best available personnel for positions of substantial responsibility,

  •
  to provide additional incentive to Employees, Directors, and Consultants, and

  •
  to promote the success of the Company's business.

        The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

2.     Definitions.    As used herein, the following definitions will apply:

        (a)   "Accounts Payable Days" means as to any Performance Period the ratio of 365 days to Accounts Payable Turns.

        (b)   "Accounts Payable Turns" means as to any Performance Period the ratio of four times the Company's cost of goods sold for the Performance Period to accounts payable on the last day of the Performance Period, in each case calculated in accordance with GAAP.

        (c)   "Administrator" means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

        (d)   "Affiliate" means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

        (e)   "Annual Revenue" means the Company's or a business unit's net sales for the Performance Period, determined in accordance with GAAP.

        (f)    "Applicable Laws" means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

        (g)   "Award" means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units (including Performance Units payable in cash), Performance Shares and other stock or cash awards as the Administrator may determine.

        (h)   "Award Agreement" means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

        (i)    "Board" means the Board of Directors of the Company.

        (j)    "Cash Collections" means the actual cash or other freely negotiable consideration, in any currency, received in satisfaction of accounts receivable created by the sale of any Company products or services.

        (k)   "Cash Cycle Days" means the ratio of 365 days to Inventory Turns, plus Days Sales Outstanding minus Accounts Payable Days.

        (l)    "Change in Control" means the occurrence of any of the following events:

          (i)    A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group, ("Person") acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or

          (ii)   A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

          (iii)  A change in the ownership of a substantial portion of the Company's assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company's assets: (A) a transfer to an entity that is controlled by the Company's stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company's stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

          (iv)  For purposes of this Section 2(l), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

        (m)  "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

        (n)   "Committee" means a committee of Directors or of one or more other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

        (o)   "Common Stock" means the common stock of the Company.

        (p)   "Company" means Sanmina-SCI Corporation, a Delaware corporation, or any successor thereto.

        (q)   "Consultant" means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the Board of Directors of an Affiliate and is compensated for such services.

However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a "Consultant" for purposes of the Plan.

        (r)   "Customer Satisfaction MBOs" means as to any Participant, the objective and measurable individual goals set by a "management by objectives" process and approved by the Administrator, which goals relate to the satisfaction of external or internal customer requirements.

        (s)   "Days Sales Outstanding" means as to any Performance Period the ratio of accounts receivable, net, on the last day of the Performance Period calculated in accordance with GAAP, to average daily net sales for the Performance Period.

        (t)    "Determination Date" means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as "performance-based compensation" under Code Section 162(m).

        (u)   "Director" means a member of the Board.

        (v)   "Disability" means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

        (w)  "Earnings Per Share" means as to any Performance Period, the Company's Net Income or a business unit's Pro Forma Net Income, divided by a weighted average number of Shares outstanding and dilutive common equivalent Shares deemed outstanding.

        (x)   "Employee" means any person, including Officers and Directors, employed by the Company or its Affiliates. Neither service as a Director nor payment of a director's fee by the Company will be sufficient to constitute "employment" by the Company.

        (y)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (z)   "Fair Market Value" means, as of any date the value of Common Stock determined as follows:

          (i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for such date, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (ii)   If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock for such date, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

          (iii)  In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

          (iv)  Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

        (aa) "Fiscal Year" means the fiscal year of the Company.

        (bb) "Free Cash Flow" means as to any Performance Period the combination of cash provided by (used in) operations of the Company and cash provided by (used in) investing activities of the Company, in each case determined in accordance with GAAP.

        (cc) "GAAP" means United States Generally Accepted Accounting Principles.

        (dd) "Gross Margin" means as to any Performance Period Gross Profit of the Company or any business unit divided by gross revenue of the Company or such business unit, in each case determined in accordance with GAAP.

        (ee) "Gross Profit" means as to any Performance Period the difference between gross revenue of the Company or any business unit and cost of goods sold of the Company or such business unit, in each case determined in accordance with GAAP.

        (ff)  "Incentive Stock Option" means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

        (gg) "Inventory Turns" means as to any Performance Period the ratio of four times cost of goods sold for the Performance Period to inventory on the last day of the Performance Period, in each case calculated in accordance with GAAP.

        (hh) "Net Income" means as to any Performance Period, the income after taxes of the Company determined in accordance with GAAP.

        (ii)   "New Orders" means as to any Performance Period, the firm orders for a system, product, part, or service that are being recorded for the first time as defined in the Company's order recognition policy.

        (jj)   "Nonstatutory Stock Option" means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

        (kk) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (ll)   "Operating Income" means as to any Performance Period, the difference between Gross Profit and operating expenses, determined in accordance with GAAP.

        (mm)  "Option" means a stock option granted pursuant to Section 6 of the Plan.

        (nn) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Code Section 424(e).

        (oo) "Participant" means the holder of an outstanding Award.

        (pp) "Performance-Based Award" means any Awards that are subject to the terms and conditions set forth in Section 13. All Performance-Based Awards are intended to qualify as qualified performance-based compensation under Code Section 162(m).

        (qq) "Performance Bonus Award" means a cash award set forth in Section 12.

        (rr)  "Performance Goals" will have the meaning set forth in Section 11 of the Plan.

        (ss)  "Performance Period" means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

        (tt)  "Performance Share" means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

        (uu) "Performance Unit" means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which, in the Administrator's sole discretion, may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10, in the Administrator's sole discretion.

        (vv) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

        (ww)  "Plan" means this 2009 Incentive Plan.

        (xx) "Pro Forma Net Income" means as to any business unit for any Performance Period, the Net Income of such business unit, minus allocations of designated corporate expenses.

        (yy) "Product Shipments" means as to any Performance Period, the quantitative and measurable number of units of a particular product that shipped during such Performance Period.

        (zz) "Restricted Stock" means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

        (aaa)  "Restricted Stock Unit" means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

        (bbb)  "Return on Designated Assets" means as to any Performance Period, the Pro Forma Net Income of a business unit, divided by the average of beginning and ending business unit designated assets, or Net Income of the Company, divided by the average of beginning and ending designated corporate assets.

        (ccc)  "Return on Equity" means, as to any Performance Period, the percentage equal to the value of the Company's or any business unit's common stock investments at the end of such Performance Period, divided by the value of such common stock investments at the start of such Performance Period, excluding any common stock investments so designated by the Administrator.

        (ddd)  "Return on Sales" means as to any Performance Period, the percentage equal to the Company's Net Income or the business unit's Pro Forma Net Income, divided by the Company's or the business unit's Annual Revenue.

        (eee)  "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

        (fff) "Section 16(b)" means Section 16(b) of the Exchange Act.

        (ggg)  "Service Provider" means an Employee, Director or Consultant.

        (hhh)  "Share" means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

        (iii)  "Stock Appreciation Right" means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

        (jjj)  "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Code Section 424(f).

        (kkk)  "Successor Corporation" has the meaning given to such term in Section 17(c) of the Plan.

3.     Stock Subject to the Plan.

        (a)   Stock Subject to the Plan.    Subject to the provisions of Section 17 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 10,200,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

        (b)   Full Value Awards.    Any Shares subject to Awards other than Options or Stock Appreciation Rights will be counted against the numerical limits of this Section 3 as 1.24 Shares for every one Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), 1.24 times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

        (c)   Lapsed Awards.    If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units which are to be settled in Shares, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. If unvested Shares of Restricted Stock, or unvested Shares issued pursuant to Awards of Restricted Stock Units, Performance Shares or Performance Units are repurchased by or forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment provided in Section 17, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Code Section 422, any Shares that become available for issuance under the Plan under this Section 3(b).

        (d)   Share Reserve.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.     Administration of the Plan.

        (a)   Procedure.

          (i)    Multiple Administrative Bodies.    Different Committees with respect to different groups of Service Providers may administer the Plan.

          (ii)   Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Code Section 162(m), the Plan will be administered by a Committee of two or more "outside directors" within the meaning of Code Section 162(m).

          (iii)  Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

          (iv)  Delegation to an Officer.    The Board may delegate to one or more Officers of the Company the authority to do one or both of the following (i) designate Employees or Consultants of the Company or any of its Subsidiaries who are not Officers to be recipients of Options, Restricted Stock and Restricted Stock Units and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees and

  Consultants; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer. Notwithstanding anything to the contrary in this Section 4(a), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 4(b) below.

          (v)   Other Administration.    Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

        (b)   Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

          (i)    to determine the Fair Market Value;

          (ii)   to select the Service Providers to whom Awards may be granted hereunder;

          (iii)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

          (iv)  to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

          (v)   to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

          (vi)  to modify or amend each Award (subject to Section 22(c) of the Plan). Notwithstanding the previous sentence, the Administrator may not modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 17), and neither may the Administrator cancel any outstanding Option or Stock Appreciation Right in exchange for cash, other awards or an Option or Stock Appreciation Right with an exercise price that is less than the exercise price of the original Option or Stock Appreciation Right, unless such action is approved by stockholders prior to such action being taken;

          (vii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

          (viii)  to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

          (ix)  to make all other determinations deemed necessary or advisable for administering the Plan.

        (c)   Effect of Administrator's Decision.    The Administrator's decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.     Eligibility.    Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to employees of the Company or any Parent or Subsidiary of the Company.

6.     Stock Options.

        (a)   Limitations.    Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

        (b)   Number of Shares.    The Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant, provided that during any Fiscal Year, no Participant will be granted an Option covering more than 833,333 Shares. Notwithstanding the limitation in the previous sentence, an Employee may be granted Options covering up to an additional 833,333 Shares during the fiscal year in which his or her initial service as an Employee begins.

        (c)   Term of Option.    The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

        (d)   Option Exercise Price and Consideration.

          (i)    Exercise Price.    The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

          (ii)   Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

          (iii)  Form of Consideration.    The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws, which forms of consideration shall be set forth in the Award Agreement at the time of grant.

        (e)   Exercise of Option.

          (i)    Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

  An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specifies from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 17 of the Plan.

          (ii)   Termination of Relationship as a Service Provider.    If a Participant ceases to be a Service Provider, other than upon the Participant's termination as the result of the Participant's death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for ninety (90) days following the Participant's termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

          (iii)  Disability of Participant.    If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for five (5) years following the Participant's termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

          (iv)  Death of Participant.    If a Participant dies while a Service Provider, the Option may be exercised following the Participant's death within such period of time as is specified in the Award Agreement to the extent of all of the shares subject to the Option, including Shares that had not yet vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant's designated beneficiary, provided such beneficiary has been designated in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant's estate or by the person(s) to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for five (5) years following Participant's death. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

          (v)   Other Termination.    A Participant's Award Agreement may also provide that if the exercise of the Option following the termination of Participant's status as a Service Provider (other than upon the Participant's death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). Finally, a Participant's Award Agreement may also provide that if the exercise of the Option following the termination of the Participant's status as a Service Provider (other than upon the Participant's death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option, or (B) the expiration of a period of ninety (90) days after the termination of the Participant's status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7.     Stock Appreciation Rights.

        (a)   Grant of Stock Appreciation Rights.    Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

        (b)   Number of Shares.    The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 833,333 Shares. Notwithstanding the limitation in the previous sentence, an Employee may be granted Stock Appreciation Rights covering up to an additional 833,333 Shares during the fiscal year in which his or her initial service as an Employee begins.

        (c)   Exercise Price and Other Terms.    The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant.

        (d)   Stock Appreciation Right Agreement.    Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

        (e)   Expiration of Stock Appreciation Rights.    A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 6(e) also will apply to Stock Appreciation Rights.

        (f)    Payment of Stock Appreciation Right Amount.    Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

          (i)    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

          (ii)   The number of Shares with respect to which the Stock Appreciation Right is exercised.

  At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

        (g)   Dividends and Other Distributions.    Service Providers holding unvested Stock Appreciation Rights shall not be entitled to receive dividends or other distributions in respect of such Awards until the time specified for payout of the Stock Appreciation Rights in the Award Agreement.

8.     Restricted Stock.

        (a)   Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

        (b)   Restricted Stock Agreement.    Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing sentence, for Restricted Stock intended to qualify as "performance-based compensation" within the meaning of Code Section 162(m), during any Fiscal Year no Participant will receive more than an aggregate of 333,333 Shares of Restricted Stock. Notwithstanding the foregoing limitation, for restricted stock intended to qualify as "performance-based compensation" within the meaning of Code Section 162(m), an Employee may be granted up to 333,333 additional Shares of Restricted Stock during the fiscal year in which his or her initial service as an Employee begins. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

        (c)   Transferability.    Except as provided in this Section 16, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

        (d)   Other Restrictions.    The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate and contained in the Award Agreement on the date of grant, including granting an Award of Restricted Stock subject to the requirements of Section 13.

        (e)   Removal of Restrictions.    Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

        (f)    Voting Rights.    During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

        (g)   Dividends and Other Distributions.    During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

        (h)   Return of Restricted Stock to Company.    On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

        (i)    Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Performance Units/Shares as "performance-based compensation" under Code Section 162(m), the Compensation Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Compensation Committee on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Code Section 162(m), the Compensation Committee will follow the provisions of Section 13 any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Code Section 162(m) (e.g., in determining the Performance Goals).

9.     Restricted Stock Units.

        (a)   Grant.    Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(d), may be left to the discretion of the Administrator. Notwithstanding anything to the contrary in this subsection (a), for Restricted Stock Units intended to qualify as "performance-based compensation" within the meaning of Code Section 162(m), during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 333,333 Restricted Stock Units. Notwithstanding the foregoing limitation, for Restricted Stock Units intended to qualify as "performance-based compensation" within the meaning of Code

Section 162(m), an Employee may be granted up to 333,333 additional Restricted Stock Units during the fiscal year in which his or her initial service as an Employee begins.

        (b)   Vesting Criteria and Other Terms.    The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant, including granting an Award of Restricted Stock Units subject to the requirements of Section 13. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

        (c)   Earning Restricted Stock Units.    Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

        (d)   Form and Timing of Payment.    Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

        (e)   Cancellation.    On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

        (f)    Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Performance Units/Shares as "performance-based compensation" under Code Section 162(m), the Compensation Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Compensation Committee on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Code Section 162(m), the Compensation Committee will follow the provisions of Section 13 any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Code Section 162(m) (e.g., in determining the Performance Goals).

10.   Performance Units and Performance Shares.

        (a)   Grant of Performance Units/Shares.    Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any Fiscal Year, for Performance Units or Performance Shares intended to qualify as "performance-based compensation" within the meaning of Code Section 162(m), (i) no Participant will receive Performance Units having an initial value greater than $5,000,000, and (ii) no Participant will receive more than 333,333 Performance Shares. Notwithstanding the foregoing limitation, for Performance Shares intended to qualify as "performance-based compensation" within the meaning of Code Section 162(m), in connection with his or her initial service, a Service Provider may be granted up to an additional 333,333 Performance Shares and additional Performance Units having an initial value up to $5,000,000.

        (b)   Value of Performance Units/Shares.    Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

        (c)   Performance Objectives and Other Terms.    The Administrator will set Performance Goals or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participant, including granting an Award of Performance Units and Performance Shares subject to the requirements of Section 13. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, or any other basis determined by the Administrator in its discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, Performance Goals, any other vesting provisions and such other terms and conditions as the Administrator, in its sole discretion, will determine.

        (d)   Earning of Performance Units/Shares.    After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

        (e)   Form and Timing of Payment of Performance Units/Shares.    Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period and achievement of the performance criteria and other vesting provisions. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

        (f)    Cancellation of Performance Units/Shares.    On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan to the extent such Performance Units/Shares were payable in Shares.

        (g)   Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Performance Units/Shares as "performance-based compensation" under Code Section 162(m), the Compensation Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Compensation Committee on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Code Section 162(m), the Compensation Committee will follow the provisions of Section 13 any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Code Section 162(m) (e.g., in determining the Performance Goals).

11.     Performance Goals.    The granting and/or vesting of Awards of Options, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units (including Performance Units payable in cash) and other incentives under the Plan may be made subject to the attainment of performance goals ("Performance Goals") relating to one or more of the following measures: (a) Accounts Payable Days, (b) Accounts Payable Turns, (c) Annual Revenue, (d) Cash Collections, (e) Cash Cycle Days, (f) Customer Satisfaction MBOs, (g) Days Sales Outstanding, (h) Earnings Per Share, (i) Free Cash flow, (j) Gross Margin, (k) Gross Profit, (l) Inventory Turns, (m) Net Income, (n) New Orders, (o) Operating Income, (p) Pro Forma Net Income, (q) Return on Designated Assets, (r) Return on Equity, (s) Return on Sales, and (t) Product Shipments. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. The Compensation Committee may provide that partial achievement of the Performance Goals may result in the payment or vesting corresponding to a partial (but not necessarily proportional) portion of the Award. Prior to the Determination Date, the Compensation Committee is authorized to make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and integration charges (including employee severance and benefits costs and charges related to excess facilities and assets); (ii) to exclude impairment charges for goodwill and intangible assets and amortization expense; (iii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iv) to exclude the effects of changes to GAAP required by the Financial Accounting Standards Board; (v) to exclude the effects of any statutory adjustments to corporate tax rates; (vi) to exclude stock-based compensation expense determined under generally accepted accounting principles; (vii) to exclude any other unusual, non-recurring gain or loss or extraordinary item; (vii) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (viii) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (ix) to exclude the dilutive effects of acquisitions or joint ventures; (x) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (xi) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368); and (xii) to reflect any partial or complete corporate liquidation. The Compensation Committee also retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

12.     Performance Bonus Awards.    Any Service Provider selected by the Compensation Committee may be granted one or more Performance-Based Awards in the form of a cash bonus payable upon the attainment of Performance Goals that are established by the Compensation Committee for a Performance Period prior to the Determination Date. Performance-Based Awards in the form of cash bonuses may not exceed more than $5,000,000 in any Fiscal Year. Performance Bonus Awards established for any Participant who would be considered a "covered employee" within the meaning of Code Section 162(m) (hereinafter a "Covered Employee") will be based upon Performance Goals established in accordance with Section 13. The provisions contained in this Plan permitting the Company to grant Performance-Based Awards in the form of cash bonuses shall not be the exclusive means for the payment of bonuses or other incentive compensation to Participants, including Covered Employees.

13.   Terms and Conditions of Any Performance-Based Award.

        (a)   Purpose.    The purpose of this Section 13 is to provide the Compensation Committee of the Board (the "Compensation Committee") the ability to qualify Awards (other than Options and SARs) that are granted pursuant to the Plan as qualified performance-based compensation under Code Section 162(m). If the Compensation Committee, in its discretion, decides to grant a Performance-Based Award subject to Performance Goals to a Covered Employee, the provisions of this Section 13 will control over any contrary provision in the Plan; provided, however, that the Compensation Committee may in its discretion grant Awards that are not intended to qualify as "performance-based compensation" under Code Section 162(m) to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 13.

        (b)   Applicability.    This Section 13 will apply to those Covered Employees who are selected by the Compensation Committee to receive any Award subject to Performance Goals. The designation of a Covered Employee as being subject to Code Section 162(m) will not in any manner entitle the Covered Employee to receive an Award under the Plan. Moreover, designation of a Covered Employee subject to Code Section 162(m) for a particular Performance Period will not require designation of such Covered Employee in any subsequent Performance Period and designation of one Covered Employee will not require designation of any other Covered Employee in such period or in any other period.

        (c)   Procedures with Respect to Performance Based Awards.    To the extent necessary to comply with the performance-based compensation requirements of Code Section 162(m), with respect to any Award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Compensation Committee will, in writing, (a) designate one or more Participants who are Covered Employees, (b) select the Performance Goals applicable to the Performance Period, (c) establish the Performance Goals, and amounts or methods of computation of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Goals and the amounts or methods of computation of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Compensation Committee will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Covered Employee, the Compensation Committee will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Compensation Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

        (d)   Payment of Performance Based Awards.    Unless otherwise provided in the applicable Award Agreement, a Covered Employee must be employed by the Company or an Affiliate on the day a Performance-Based Award for such Performance Period is paid to the Covered Employee. Furthermore, a Covered Employee will be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

        (e)   Additional Limitations.    Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute qualified performance based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Code Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Code Section 162(m), and the Plan will be deemed amended to the extent necessary to conform to such requirements.

14.     Compliance With Code Section 409A.    Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

15.     Leaves of Absence/Transfer Between Locations.    Unless the Administrator provides otherwise or as provided by written Company policies, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence or as provided by written Company policies. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and its Affiliates. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months and one day following the commencement of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

16.     Transferability of Awards.    Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. With the approval of the Administrator, a Participant may, in a manner specified by the Administrator, (a) transfer an Award to a Participant's spouse or former spouse pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights, and (b) transfer an Option by bona fide gift and not for any consideration, to (i) a member or members of the Participant's immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant's immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant's immediate family, or (iv) a foundation in which the Participant and/or member(s) of the Participant's immediate family control the management of the foundation's assets. For purposes of this Section 13, "immediate family" will mean the Participant's spouse, former spouse, children, grandchildren, parents, grandparents, siblings, nieces, nephews, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law, including adoptive or step relationships and any person sharing the Participant's household (other than as a tenant or employee).

17.   Adjustments; Dissolution or Liquidation; Merger or Change in Control.

        (a)   Adjustments.    In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9 and 10.

        (b)   Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

        (c)   Change in Control.    In the event of a Change in Control, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the "Successor Corporation"). In the event that the Successor Corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if the Successor Corporation does not assume or substitute an Option or Stock Appreciation Right in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

        For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Share or Performance Unit, for each Share subject to such Award (or in the case of an Award settled in cash, the number of implied shares determined by dividing the value of the Award by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

        Notwithstanding anything in this Section 17(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant's consent; provided, however, a modification to such Performance Goals only to reflect the Successor Corporation's post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

18.   Tax Withholding

        (a)   Withholding Requirements.    Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes required to be withheld with respect to such Award (or exercise thereof).

        (b)   Withholding Arrangements.    The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

19.     No Effect on Employment or Service.    Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant's right or the Company's right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

20.     Date of Grant.    The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

21.     Term of Plan.    The Plan will become effective upon its approval by the stockholders and no Awards may be made under the Plan until such approval is obtained. The Plan shall continue in effect for a term of ten (10) years after the date it becomes effective, unless terminated earlier under Section 22 of the Plan.

22.   Amendment and Termination of the Plan.

        (a)   Amendment and Termination.    The Administrator may at any time amend, alter, suspend or terminate the Plan.

        (b)   Stockholder Approval.    The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

        (c)   Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

23.   Conditions Upon Issuance of Shares.

        (a)   Legal Compliance.    Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

        (b)   Investment Representations.    As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

24.     Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

25.   Stockholder Approval.

        (a)   General.    The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

        (b)   Section 162(m).    Subject to Section 22 (regarding the Administrator's right to amend or terminate the Plan), the provisions of Section 13 relating to Awards intended to qualify as "performance based compensation" under Code Section 162(m) shall remain in effect thereafter through the Company's 2013 Annual Meeting.

APPENDIX B

CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF
SANMINA-SCI CORPORATION

(As amended and restated by the Board of Directors on
December 7, 2009)

I. PURPOSE

        A.    The purpose of the Audit Committee of the Board of Directors of Sanmina-SCI Corporation (the "Company") shall be to:

            (i)  Provide oversight of the accounting and financial reporting processes of the Company and oversee the annual audits of the Company's consolidated financial statements by the Company's independent auditors;

           (ii)  Assist the Board in its oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications, independence and performance, (iv) the Company's internal accounting and financial controls, (v) Company's internal audit function and (vi) the Company's guidelines and policies governing the process by which the Company's enterprise-level risks are assessed and managed;

          (iii)  Prepare or cause to be prepared the report required to be included in the Company's annual proxy statement by the rules of the Securities and Exchange Commission (the "SEC");

          (iv)  Exercise oversight of the Company's ethics, conflicts of interest and related programs and policies;

           (v)  Report its activities and actions to the Company's Board on a regular basis;

          (vi)  Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the Board's attention; and

         (vii)  Undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

        B.    The function of the Audit Committee is one of oversight. While the Audit Committee has the responsibilities and powers set forth in this Charter, the duties of the Audit Committee do not include planning or conducting audits or the presentation, preparation or integrity of the Company's financial statements or confirming that the disclosures contained therein are complete and accurate and in accordance with generally accepted accounting principles and applicable rules and regulations, which are the responsibilities of management.

II. MEMBERSHIP

        A.    The members of the Audit Committee will be appointed by the Board of Directors on the recommendation of the Nominating and Governance Committee. The Audit Committee will consist of at least three (3) members of the Board of Directors, all of whom must satisfy the criteria for independence under the rules of the SEC and the Nasdaq Global Select Market or such other stock exchange or quotation system on which the Company's common stock may become listed or quoted in the future. Without limiting the foregoing:

            (i)  Each member will be an independent director, as defined in the rules of the Nasdaq Global Select Market and the SEC;

           (ii)  Each member will be able to read and understand fundamental financial statements, as required by the rules of the Nasdaq Global Select Market; and

          (iii)  At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities as required by the rules of the Nasdaq Global Select Market.

        B.    The Board of Directors will also appoint a Chair, who shall preside at, and be responsible for the agenda for, each meeting of the Audit Committee.

III. RESPONSIBILITIES

The responsibilities of the Audit Committee shall consist of:

        A.    Reviewing on a regular basis (i) the adequacy of the Company's system of internal control over financial reporting, including meeting periodically with the Company's management, the head of the Company's internal audit function and independent auditors to review the adequacy and effectiveness of such controls (including any significant deficiencies or material weaknesses) and (ii) the adequacy and effectiveness of the Company's disclosure controls and procedures;

        B.    Overseeing the internal audit function, including reviewing with management and the head of the internal audit function (i) the Company's guidelines and policies governing the process by which the Company's enterprise-level risks are assessed and managed, (ii) the scope of the Company's internal audit program and (iii) internal audit work plan results and findings. The Audit Committee shall also review annually the performance, responsibilities and staffing of the internal audit department. The appointment and replacement of the head of the internal audit function at the Company and the annual internal and external operating budget of the internal audit group shall be reviewed and approved by the Audit Committee. The head of the internal audit function shall have unrestricted access to the Audit Committee;

        C.    Exercising sole authority for the appointment, retention, replacement, compensation and oversight of work performed by the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditors shall report directly to the Audit Committee;

        D.    Subject to Article VIII hereof, pre-approving all audit and permissible non-audit services proposed to be provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances in which a subsequent approval is necessary and permissible), including approval of the annual engagement letter with the independent auditors and the compensation payable thereunder;

        E.    Overseeing the activities conducted by the independent auditors (including the annual audit of the Company's financial statements and internal control over financial reporting) and the Company's relationship with its independent auditors, including: (i) reviewing the independent auditors' proposed audit scope and approach; (ii) overseeing the independent auditors' independence, including by reviewing the required statements from the independent auditors regarding independence consistent with Independence Standards Board Standard 1 and by actively engaging in a dialogue with the independent auditors with respect to any disclosed relationship that may impact the objectivity or independence of the independent auditors; (iii) evaluating the performance of the independent auditors

(including obtaining annually a report of the independent auditors describing their internal quality control procedures); and (iv) discussing with the Company's independent auditors their judgments as to the quality, not just acceptability of the Company's accounting principles, audit findings, critical accounting policies and estimates, significant adjustments (both those made and those proposed by the independent auditors but not implemented), alternative treatments of financial information within generally accepted accounting principles considered by management, reasonableness of management judgments, significant new accounting pronouncements, disagreements with management regarding financial reporting, difficulties encountered during the audit and any other matters required to be communicated by the independent auditors in accordance with SAS No. 61, as the same may be modified or supplemented. The Audit Committee shall conduct a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors. The Audit Committee shall also monitor the rotation of the lead audit and other partners as required by applicable law;

        F.     Considering, with management, the appropriateness of employing audit firms other than the principal independent auditors;

        G.    Reviewing and discussing with management and the independent auditors prior to filing with the SEC the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including the financial statements and disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained therein and the process followed by management in preparing such documents;

        H.    Recommending to the Board of Directors whether the annual audited financial statements of the Company should be included in the Company's Annual Report on Form 10-K;

        I.     Reviewing prior to public disclosure all quarterly earnings releases and earnings pre-announcements, as well as the Company policies with respect to earnings press releases and earnings guidance provided to analysts and rating agencies;

        J.     Exercising oversight of the Company's ethics, conflicts of interest and related programs and policies, including receiving regular updates from the Company's General Counsel and head of the internal audit function regarding pending and completed ethics investigations and actions taken by the Company in response thereto;

        K.    Reviewing and discussing with management and the head of the internal audit function the Company's procedures and practices designed to insure that: (i) the Company's books, records, accounts and internal accounting controls are established and maintained in compliance with the Foreign Corrupt Practices Act of 1977, and (ii) there are adequate controls in place to prevent or detect (A) any improper or illegal disbursement of corporate funds or property of value or (B) the making of any arrangement on behalf of the Company which may provide for or result in the improper or illegal disbursement of funds or property of value;

        L.    Reviewing with the Company's General Counsel any legal matters that could have a significant impact on the Company's financial statements;

        M.   Providing oversight and reviewing at least annually of the Company's (i) risk management policies, including its investment policies and (ii) director and officer liability, general liability and other commercial insurance policies;

        N.    Overseeing the Company's compliance with policies that impact financial reporting relating to the Company's equity plans (it being understood that the Audit Committee shall not be responsible for the administration of such plans);

        O.    Overseeing and reviewing the Company's policies regarding information technology and management information systems;

        P.     If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

        Q.    Obtaining advice and assistance from outside legal, accounting or other advisors, including approving and incurring fees of such advisors to be paid by the Company as it determines necessary to carry out its duties. In addition, the Audit Committee is empowered, without further action by the Board, to cause the Company to provide appropriate funding for ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out the Audit Committee's duties;

        R.    Approving all "related person transactions" required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC and applicable Nasdaq Global Select Market requirements;

        S.     Reviewing this charter on an annual basis and recommending to the Board for approval any proposed changes which the Audit Committee believes are necessary or appropriate;

        T.     Evaluating the effectiveness of the Audit Committee and its members on an annual basis;

        U.    Causing to be included in the Company's proxy statements relating to its annual meetings of stockholders the report of the Audit Committee as required by the rules and regulations of the SEC. In addition, the Audit Committee shall review before filing the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company's periodic filings and the attestations or reports by the independent auditors relating to such disclosure; and

        V.     Overseeing the procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, and conducting periodic reviews of the treatment of such complaints.

IV. MEETINGS

        A.    The Audit Committee will hold at least four regular meetings each year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

        B.    The Audit Committee will meet separately with the Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, General Counsel, head of the internal audit function and such other members of management and at such times as it deems appropriate to review the financial, internal audit and legal affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly.

V. MINUTES

The Audit Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

VI. REPORTS TO THE BOARD OF DIRECTORS

The Chair of the Audit Committee shall report to the Board the matters reviewed and actions taken by the Audit Committee at each regular Board meeting. Such reports may be in written or oral form, at the discretion of the Chair.

VII. COMPENSATION

Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors or the Compensation Committee. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors or the Compensation Committee.

VIII. DELEGATION OF AUTHORITY

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings. In addition, the Audit Committee may delegate the authority to pre-approve such services to the Chief Financial Officer or the Principal Accounting Officer, subject to limitations on the type or costs of such services.

APPENDIX C

LIST OF PEER GROUP COMPANIES

Advanced Micro Devices
Alliance Data Systems
Altera Corporation
Anixter International
Arrow Electronics, Inc.
Atmel Corporation
Avago Technologies
Avnet, Inc.
Battelle Memorial Institute
Bell Microproducts Inc.
Benchmark Electronics, Inc.
Bose Corporation
Broadcom Corporation
Celestica International
CTS Corporation
Eastman Kodak Company
Experian, Inc.
Fairchild Semiconductor Incorporated
Flextronics International
Flir Systems, Inc.
Hitachi America Ltd.
Im Flash Technologies
Intel Corporation
International Game Technology
International Rectifier
Invensys Controls
Itron Inc.
Jabil Circuit Inc.
Johnson Controls Inc.
Lawrence Livermore National Laboratory
Lexisnexis, a division of Reed Elsevier Inc.
Los Alamos National Laboratory
LSI Corporation
Lucasfilm Ltd.
Marvell Technology Group Ltd.
Maxim Integrated Products, Inc.
McKesson Corporation
Memc Electronic Materials, Inc.
Micron Technology Inc.
Molex Incorporated
National Semiconductor Corporation
NEC Electronics Corporation
Nintendo Of America Inc.
Numonyx BV
Nvidia Corporation
Oce North America

C-1

ON Semiconductor
Panasonic Corporation of North America
Plexus Corp.
Ricoh Electronics, Inc.
Sandia National Laboratories
San Disk Corporation
Schlumberger Limited
Sensata Technologies Inc.
Sharp Microelectronics Of The Americas
Siemens Corporation
Sony Corporation Of America
Sony Electronics Inc.
Spansion Inc.
STMicroelectronics Company
Synnex Corporation
Texas Instruments Incorporated
Toshiba America Electronic Components Inc.
TTM Technologies Inc.
Visa USA Inc.
Wesco International Inc.
Xilinx, Inc.

C-2

SANMINA-SCI CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 8, 2010

The stockholder(s) hereby appoint(s) Jure Sola and Michael R. Tyler, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Sanmina-SCI Corporation that the stockholder is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM Pacific Standard Time on February 8, 2010 at the corporate offices of Sanmina-SCI (30 E. Plumeria Drive, San Jose, CA 95134)  and any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF SANMINA-SCI CORPORATION FOR ITS FISCAL YEAR ENDING OCTOBER 2, 2010, FOR THE RESERVATION OF 2,700,000 SHARES FOR ISSUANCE UNDER THE 2009 INCENTIVE PLAN, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

SANMINA-SCI CORPORATION

INVESTOR RELATIONS

30 E. PLUMERIA DRIVE

SAN JOSE, CALIFORNIA 95134

VOTE BY INTERNET—www.proxvvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Standard Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SANMINA-SCI CORPORATION

The Board of Directors recommends a vote FOR the following proposal(s).

1.	Election of directors:	For	Against	Abstain

	1a. Neil R. Bonke	☐	☐	☐

	1b. Alain Couder	☐	☐	☐

	1c. John P. Goldsberry	☐	☐	☐

	1d. Joseph G. Licata, Jr.	☐	☐	☐

	1e. Jean Manas	☐	☐	☐

	1f. Mario M. Rosati	☐	☐	☐

	1g. A. Eugene Sapp, Jr.	☐	☐	☐

	1h. Wayne Shortridge	☐	☐	☐

	1i. Jure Sola	☐	☐	☐

	1j. Jackie M. Ward	☐	☐	☐

The Board of Directors recommends a vote FOR the following proposal(s).		For	Against	Abstain

2.	Proposal to ratify the appointment of KPMG LLP as the independent registered public accountants of Sanmina-SCI Corporation for its fiscal year ending October 2, 2010:	☐	☐	☐

		For	Against	Abstain

3.	Proposal to approve the reservation of 2,700,000 shares of common stock for issuance under the 2009 Incentive Plan:	☐	☐	☐

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date